UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Volta Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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June 13, 2022
To Our Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders, or the Annual Meeting, of Volta Inc., which will be held virtually on Tuesday, July 12, 2022 at 9:00 a.m. Pacific Time. The Annual Meeting will be a completely virtual meeting, conducted only via live webcast on the internet at www.virtualshareholdermeeting.com/VLTA2022. There will be no physical location for the Annual Meeting. You will be able to attend and participate in the Annual Meeting online, submit questions during the meeting and vote your shares electronically. In addition, although the live webcast is available only to stockholders at the time of the meeting, following completion of the Annual Meeting, a webcast replay will be posted to the Investor Relations section of our website at investors.voltacharging.com.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, the proxy statement, our annual report and the proxy card, each of which is enclosed.
Please use this opportunity to take part in our affairs by voting on the business to come before the Annual Meeting. We expect to mail this proxy statement to our stockholders on or about June 13, 2022. Only stockholders of record at the close of business on June 10, 2022 may vote at the Annual Meeting and any postponements or adjournments of the meeting. All stockholders are cordially invited to participate in the Annual Meeting and any postponements or adjournments of the meeting. However, to ensure your representation at the Annual Meeting, please vote as soon as possible by using the internet or telephone, as instructed in the accompanying Notice of Internet Availability of Proxy Materials, or the Notice. Alternatively, you may use the included paper proxy card to submit your vote by mail. Returning the paper proxy card or voting electronically does NOT deprive you of your right to participate in the virtual meeting and to vote your shares for the matters acted upon at the meeting.
Your vote is important. Whether or not you expect to attend and participate in the Annual Meeting, please submit your proxy electronically via the Internet or by telephone by following the instructions in the Notice or if you choose to return a paper proxy, please complete, sign and date the proxy card and return it in the postage paid envelope provided.
Sincerely,
Vincent Cubbage and Katherine Savitt
Interim Chief Executive Officer and Chairperson of the Board
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS. THIS PROXY STATEMENT AND THE PROXY CARD ARE BEING MAILED TO OUR STOCKHOLDERS ON OR ABOUT JUNE 13, 2022. IN ACCORDANCE WITH THE RULES OF THE U.S. SECURITIES AND EXCHANGE COMMISSION, WE ARE ADVISING OUR STOCKHOLDERS OF THE AVAILABILITY ON THE INTERNET OF OUR PROXY MATERIALS RELATED TO OUR FORTHCOMING ANNUAL MEETING. BECAUSE WE HAVE ELECTED TO UTILIZE THE “FULL SET DELIVERY” OPTION, WE ARE DELIVERING TO ALL STOCKHOLDERS PAPER COPIES OF ALL OF THE PROXY MATERIALS, AS WELL AS PROVIDING ACCESS TO THOSE PROXY MATERIALS ON A PUBLICLY ACCESSIBLE WEBSITE. THIS PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021 ARE AVAILABLE TO STOCKHOLDERS FREE OF CHARGE AT WWW.PROXYVOTE.COM.

VOLTA INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 13, 2022
Time and Date:	Tuesday, July 12, 2022 at 9:00 a.m. Pacific Time.

Place:	The Annual Meeting will be held on Tuesday, July 12, 2022 at 9:00 a.m. Pacific Time via live webcast on the internet at www.virtualshareholdermeeting.com/VLTA2022.

Items of Business:	1.
Elect the two Class I directors listed in the accompanying proxy statement, to serve a three-year term expiring at the 2025 annual meeting of stockholders or such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

	2.	Ratify the appointment of Grant Thornton as the independent registered public accounting firm of Volta Inc. for the fiscal year ending December 31, 2022.
	3.	Approve an amendment and restatement of the Volta Inc. Certificate of Incorporation to remove references to the Company’s former Class B common stock.
	4.	Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on June 10, 2022 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Proxy Voting:
Holders of our Class A common stock are entitled to one vote for each share held as of the above record date. Holders of our Class B common stock would have been entitled to ten votes for each share held as of the above record date, but no shares of Class B common stock were outstanding as of such record date. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters described in this proxy statement. Our Class A common stock and Class B common stock are sometimes collectively referred to in this proxy statement as our “common stock.”

For questions regarding your stock ownership, you may contact us through our Investor Relations section of our website at investors.voltacharging.com or, if you are a registered holder, contact our transfer agent, Computershare Trust Company, N.A., through its website at www.computershare.com or by phone at (800) 736-3001 or (781)-575-3100 (non-US).

By Order of the Board of Directors,

Vincent Cubbage and Katherine Savitt
Interim Chief Executive Officer and Chairperson of the Board

VOLTA INC.

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, JULY 12, 2022

June 13, 2022
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of Volta Inc. (“Volta”), for use at Volta’s 2022 Annual Meeting of Stockholders (the “Annual Meeting” or “meeting”) to be held on Tuesday, July 12, 2022 at 9:00 a.m. Pacific Time via live webcast on the internet at www.virtualshareholdermeeting.com/VLTA2022. References in this proxy statement, or Proxy Statement, to “we,” “us,” “our,” the “Company” or “Volta” refer to Volta Inc.
INTERNET AVAILABILITY OF PROXY MATERIALS
This proxy statement and the proxy card are first being mailed to our stockholders of record and beneficial owners at the close of business on June 10, 2022 on or about June 15, 2022. In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are advising our stockholders of the availability on the Internet of our proxy materials related to the Annual Meeting. Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website. This proxy statement and the Annual Report are available to our stockholders at www.proxyvote.com. On the date of mailing of the Notice of Internet Availability of Proxy Materials, or the Notice, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.
The Notice will identify the website where the proxy materials will be made available; the date, the time and location of the Annual Meeting; the matters to be acted upon at the meeting and our board of directors’ recommendations with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request a paper or e-mail copy of the Proxy Statement; our Annual Report on Form 10-K for the year ended December 31, 2021, and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to participate in the meeting and vote in person.

QUESTIONS AND ANSWERS ABOUT THE MEETING
Q:	What is Volta?
A:
Volta is a holding company for its wholly owned subsidiaries, Volta Charging Industries, LLC, Volta Charging, LLC, Volta Charging Services, LLC, Volta Canada Inc., Volta Charging Germany GmbH, Volta France SARL, Volta Rakko B.V. and Rakko Holding B.V. Volta’s mission is to build the fueling infrastructure of the future. Volta’s vision is to create an electric vehicle (“EV”) charging network that capitalizes on and catalyzes the shift from gas cars to electric cars. Volta places its charging stations in high traffic public locations that driver and consumer behavior data suggest are stopping points in EV drivers' daily routines. Located near the entrances of the retail and other commercial facilities at these locations, the digital display screens on Volta's media enabled stations offer its media partners the opportunity to advertise to potential consumers just before they enter that facility. Volta’s digital display screens are visible to any consumer passing our charging stations, regardless of whether the consumer is utilizing our charging station capabilities or, in general, driving an EV. By both attracting EV drivers to a particular location to run an errand that was on their to-do list and providing a high impact advertising opportunity just before a purchasing decision may be made, Volta's charging stations allow it to enhance its site and media partners' core commercial interests.

Founded in 2010, Volta primarily owns, operates and maintains EV charging stations and has expanded its network across the United States to include 2,264 chargers across 23 states and territories as of the year ended December 31, 2021. Additionally, in 2021, Volta expanded its international footprint, opening offices in Paris, France, Berlin, Germany, and Montreal, Canada and commenced installation of its first stations in Europe. In order to achieve its mission, Volta has invested and intends to continue investing in its workforce as it seeks to attract and retain top-level talent in a highly competitive hiring environment.
Volta’s business entails partnering with real estate and retail partners with national and regional multi-site portfolios of commercial and retail properties, as well as municipalities and local business owners, to locate and deploy its EV charging stations in premier locations. These site hosts span a wide array of industries and locations, including retail centers, grocery stores, pharmacies, movie theaters, parking lots, healthcare/medical facilities, municipalities, sport and entertainment venues, parks and recreation areas, restaurants, schools and universities, certain transit and fueling locations and office buildings and other locations. Volta generally signs long-term contracts to locate its charging stations at site host properties and grows its footprint over time as its station utilization justifies further capital investment in its EV charging infrastructure. Volta also sells charging stations to certain business partners, while continuing to perform related installation, operation and maintenance services. For both Volta-owned and partner-owned media-enabled charging stations, Volta sells media display time on the charging stations’ digital displays to its media and advertising partners. In addition, while Volta currently provides free charging services to drivers who use its charging stations (meaning that drivers can charge their EVs at no cost to them), Volta intends to introduce a business model that includes pay-for-use by the driver charging in the future, which it has begun testing in limited locations.
Unlike some of its competitors in the EV charging industry, Volta’s network has the ability to draw on several sources of revenue to build earlier and stronger unit economics than other solutions currently available in the market, by tapping into multiple commercial opportunities, consisting of the sale of advertising content on its charging station digital displays to its commercial partners, installation, operation and maintenance services related to its charging stations, license or service fees from the licensing of Volta’s proprietary software tools, the sale of low-carbon fuel standard credits and, in the future, fees associated with pay-for-use by the driver charging services.
Volta focuses on optimizing its network deployment for capital and electrical grid efficiency using a data-driven approach powered by its PredictEVTM tool. Volta is building a network that has at its core the objective of delivering the most electric miles per dollar invested.
Q:	What is the purpose of the meeting?
A:
At the meeting, stockholders will act upon the proposals described in this Proxy Statement. In addition, following the formal portion of the meeting, management will be available to respond to questions from stockholders.

Q:	What proposals are scheduled to be voted on at the meeting?
A:	Stockholders will be asked to vote on the following three proposals at the meeting:
1.
to elect Martin Lauber and John Tough as Class I directors to serve for a term of three years or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal;

2.	to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3.	to approve an amendment and restatement of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to remove references to our former Class B Common Stock.
Q:	Could matters other than Proposal One, Proposal Two and Proposal Three be decided at the meeting?
A:
Our bylaws require that we receive advance notice of any proposal to be brought before the meeting by stockholders of Volta, and we have not received notice of any such proposals. If any other matter were to come before the meeting, the proxy holders appointed by our board of directors will have the discretion to vote on those matters for you.

Q:	How does the board of directors recommend I vote on these proposals?
A:	Our board of directors recommends that you vote your shares:
•	“FOR ALL” the nominees to the board of directors (“Proposal One”);
•	“FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (“Proposal Two”); and
•	“FOR” the approval of the amendment and restatement of our Certificate of Incorporation to remove references to our former Class B Common Stock (“Proposal Three”).
Q:	Who may vote at the Annual Meeting?
A:
Stockholders of record as of the close of business on June 10, 2022 (the “Record Date”) are entitled to receive notice of, to attend and participate, and to vote at the Annual Meeting. At the close of business on the Record Date, there were 167,660,126 shares of Class A common stock and no shares of Class B common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials were sent directly to you by Volta.
Beneficial Owner of Shares Held in Street Name: Shares Registered in the Name of a Broker or Nominee
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice or these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting. Beneficial owners must obtain a valid proxy from the organization that holds their shares and present it to Computershare Trust Company, N.A., at least three business (3) days in advance of the Annual Meeting.

Q:	How do I vote?
A.
You may follow any alternative voting procedure (such as telephone or internet voting) described on your proxy card or vote by mail. To use an alternative voting procedure, follow the instructions on each Notice and/or proxy card that you receive. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may:
•	vote by telephone or through the internet - in order to do so, please follow the instructions shown on your Notice or proxy card;
•
vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or

•
vote in person at the Annual Meeting virtually - you may virtually attend and participate in the Annual Meeting online at www.virtualshareholdermeeting.com/VLTA2022 and vote your shares electronically before the polls close during the Annual Meeting. To participate and vote in the Annual Meeting, you will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card.

Votes submitted by telephone or through the internet must be received by 11:59 p.m. Eastern Time, on July 11, 2022. Submitting your proxy, whether by telephone, through the internet or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend and participate in the meeting virtually.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. Your vote is important. To ensure that your vote is counted, complete and mail the voting instruction card provided by your brokerage firm, bank, or other nominee as directed by your nominee. To electronically vote in person at the meeting online, you must obtain a legal proxy from your nominee. Follow the instructions from your nominee included with our proxy materials or contact your nominee to request a proxy form.
Your vote is important. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
Q:	How do I vote by internet or telephone?
A.
If you wish to vote by internet or telephone, you may do so by following the voting instructions included on your Notice or proxy card. Please have each Notice or proxy card you received in hand when you vote over the internet or by telephone as you will need information specified therein to submit your vote. The giving of such a telephonic or internet proxy will not affect your right to vote in person (as detailed above) should you decide to attend the meeting.

The telephone and internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.
Q:	What shares can I vote?
A:
Each share of Class A common stock and Class B common stock (noting that no shares of Class B common stock are any longer outstanding) issued and outstanding as of the close of business on June 10, 2022 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of June 10, 2022, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Q:	How many votes am I entitled to per share?
A:	Each holder of shares of (i) Class A common stock is entitled to one vote for each share of Class A common stock held as the Record Date and (ii) Class B common stock is entitled to ten votes for each share of Class B common stock held as of the Record Date (noting that no shares of Class B common stock are any longer outstanding).
Q:	What is the quorum requirement for the meeting?
A:
The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present in person or represented by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business (noting that no shares of Class B common stock are any longer outstanding). This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

Q:	What is the vote required for each proposal? What is the effect of abstentions and broker non-votes?
A:	The votes required to approve each proposal are as follows:
Proposal	Vote Needed for Approval and Effect of Abstentions and Broker Non-Votes
Proposal One The election of two Class I directors to serve for a term of three years or until such director’s successor is duly elected and qualified.
Our bylaws state that, to be elected, a nominee must receive a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting. “Plurality” means that the individuals who receive the highest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of withholding a vote or a broker non-vote) will have no effect on the outcome of this proposal.

Proposal Two Ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
The ratification of the appointment of Grant Thornton requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock entitled to vote on the proposal that are present in person or represented by proxy at the Annual Meeting and are voted for or against the proposal. Abstentions are not considered votes for or against this proposal, and thus, will have no effect on the outcome of this proposal. Broker non-votes will also have no effect on the outcome of this proposal.

Proposal Three Approval of Amendment and Restatement of Certificate of Incorporation to Remove References to Class B Common Stock
The approval of an amendment and restatement of our Certificate of Incorporation requires the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote on the proposal. A vote in favor of the proposal will also be deemed to constitute approval of the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will also have no effect on the outcome of this proposal.

Q:	If I submit a proxy, how will it be voted?
A:
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”
Q:	What should I do if I get more than one proxy or voting instruction card?
A:
Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials or one Notice for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are voted and counted.

Q:	Can I change my vote or revoke my proxy?
A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote or the polls closing at the Annual Meeting.
If you are the stockholder of record, you may change your vote by:
•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);
•	providing a written notice of revocation to Volta’s Corporate Secretary at Volta Inc., 155 De Haro Street, San Francisco, CA 94103 prior to your shares being voted; or
•
participating in the Annual Meeting and voting electronically online at www.virtualshareholdermeeting.com/ VLTA2022. Participation alone at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically vote during the meeting online at www.virtualshareholdermeeting.com/ VLTA2022.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Q:	How can I attend the Annual Meeting in person?
A:
There is no physical location for the Annual Meeting. You are invited to attend the Annual Meeting by participating online if you are a stockholder of record or a street name stockholder as of June 10, 2022, the Record Date. See, “How can I participate in the Annual Meeting?” below for more details. Please be aware that participating in the Annual Meeting will not, by itself, revoke a proxy. See, “Can I change my vote or revoke my proxy?” above for more details.

Q.	How can I participate in the Annual Meeting?
A:
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend and participate in the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VLTA2022. You will also be able to vote your shares electronically at the Annual Meeting. To participate and vote in the Annual Meeting, you will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card.

The meeting webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures. We plan to have a webcast replay which will be posted to the Investor Relations section of our website, which is located at investors.voltacharging.com.
Q:	What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:
If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number posted at www.virtualshareholdermeeting.com/VLTA2022. Technical support will be available starting at 8:45 a.m., Pacific Time on Tuesday, July 12, 2022.

Q:	How can I get electronic access to the proxy materials?
A:	The Notice will provide you with instructions regarding how to:
•	view our proxy materials for the meeting through the internet; and
•	instruct us to send our future proxy materials to you electronically by email
If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Q:	Is there a list of stockholders entitled to vote at the Annual Meeting?
A:
The names of stockholders of record entitled to vote will be available for inspection by stockholders of record for ten (10) days prior to the meeting and during the Annual Meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request to our Corporate Secretary at Volta Inc., 155 De Haro Street, San Francisco, CA 94103 to arrange for electronic access to the stockholder list.

Q:	Who will tabulate the votes?
A:	A representative of Broadridge Financial Solutions, Inc. will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.
Q:	Where can I find the voting results of the Annual Meeting?
A:
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are Volta stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Volta that you no longer wish to participate in householding.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (i) notify your broker, (ii) direct your written request to: Investor Relations, Volta Inc., 155 De Haro Street, San Francisco, CA 94103 or (iii) contact our Investor Relations department by email at ir@voltacharging.com. Stockholders who receive multiple copies of the Proxy Statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.
Q:	What if I have questions about my Volta shares or need to change my mailing address?
A:
You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at (800) 736-3001 or (781) 575-3100 (non-US), through its website at www.computershare.com or by U.S. mail at 462 South 4th Street, Suite 1600, Louisville, Kentucky 40202, if you have questions about your Volta shares or need to change your mailing address.

Q:	Who is soliciting my proxy and paying for the expense of solicitation?
A:
The proxy for the Annual Meeting is being solicited on behalf of our board of directors. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We have engaged Morrow Sodali to assist in the solicitation of proxies and provide related advice and informational support for a fee of $10,000 plus out-of-pocket expenses and customary disbursements. If you choose to access the proxy materials or vote via the Internet or by phone, you are responsible for any Internet access or phone charges you may incur.
Q:
What are the requirements to propose actions to be included in our proxy materials for next year’s annual meeting of stockholders (our “2023 Annual Meeting”) or for consideration at our 2023 Annual Meeting?

A:	Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2023 Annual Meeting:
Our bylaws provide that stockholders may present proposals for inclusion in our proxy statement by submitting their proposals in writing to the attention of our Corporate Secretary at our principal executive office. Our current principal executive office is located at 155 De Haro Street, San Francisco, CA 94103. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. In order to be included in the proxy statement for our 2023 Annual Meeting, stockholder proposals must be received by our Corporate Secretary no later than April 13, 2023 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
Requirements for Stockholder Proposals to be presented at our 2023 Annual Meeting:
Our bylaws provide that stockholders may present proposals to be considered at an annual meeting by providing timely notice to our Corporate Secretary at our principal executive office. To be timely for our 2023 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive office:
•	not earlier than the close of business on March 14, 2023, and
•	not later than the close of business on April 13, 2023.
If we hold our 2023 annual meeting of stockholders more than 30 days before or more than 60 days after July 12, 2023 (the one-year anniversary date of the Annual Meeting), then notice of a stockholder proposal that is intended to be included in our proxy statement must be received by our Corporate Secretary at our principal executive office:
•	not earlier than the close of business on the 120th day prior to such annual meeting, and
•
not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.

A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our bylaws. If a stockholder who has notified Volta of such stockholder’s intention to present a proposal at an annual meeting does not appear to present such stockholder’s proposal at such meeting, Volta does not need to present the proposal for vote at such meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
We have a strong commitment to good corporate governance practices. These practices provide an important framework within which our board of directors, its committees and our management can pursue our strategic objectives in order to promote the interests of our stakeholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of our Company. Our Corporate Governance Guidelines are available without charge on the Investor Relations section of our website, which is located at investors.voltacharging.com by clicking on “Governance Documents” in the “Corporate Governance” section of our website. Our Corporate Governance Guidelines are subject to modification from time to time by our board of directors pursuant to the recommendations of our nominating and corporate governance committee.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its Chairperson(s) in the manner and on the criteria that the board of directors deems appropriate at the time of selection, and that our nominating and corporate governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors with respect thereto as appropriate. The Company's bylaws prohibit the positions of Chairperson of the board of directors and Chief Executive Officer being held by the same individual. In addition, our Corporate Governance Guidelines provide that in the event that the Chairperson is not an independent director, our board of directors will designate a Lead Independent Director. Katherine Savitt currently serves as Chairperson of the board of directors. The independent members of the board of directors also meet in executive session without management, which provides the board of directors with the benefit of having the perspective of independent directors. The Chairperson chairs these meetings.
On March 28, 2022, the Company announced that the Company and Mr. Mercer entered into an agreement under which Mr. Mercer resigned as a director effective as of March 26, 2022. Mr. Mercer continued to serve as Chief Executive Officer for a transition period ending on April 15, 2022, the date on which the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 was filed with the Securities and Exchange Commission. The Board appointed Brandt Hastings, the Company’s Chief Revenue Officer, to serve as the Company’s interim Chief Executive Officer effective on April 15, 2022. Subsequently, on June 12, 2022, the Board approved the appointment of Vincent Cubbage to the position of Interim Chief Executive Officer of the Company, effective as of June 13, 2022. Also on June 12, 2022, the Board promoted Brandt Hastings to the position of Chief Commercial Officer of the Company effective as of June 13, 2022. Further, on June 12, 2022 the Board approved the appointment of Katherine J. Savitt to the position of sole Chairperson of the Board. During his service as Interim Chief Executive Officer of the Company, Mr. Cubbage will not serve as Co-Chairperson of the Board or as a member of the Nominating and Corporate Governance Committee or the Audit Committee of the Board. Effective as of June 13, 2022, Bonita C. Stewart was appointed as Chair of the Nominating and Governance Committee of the Board and as a member of the Audit Committee of the Board. The Board has formed a CEO Search Committee in order to identify a Chief Executive Officer to succeed Mr. Mercer as the Company’s Chief Executive Officer. The CEO Search Committee, comprised of Martin Lauber, Bonita Stewart and John Tough, has begun a process to identify and evaluate internal and external candidates to become the Company’s next Chief Executive Officer. The CEO Search Committee has created a CEO profile outlining desired qualities relating to industry knowledge, operational competencies, strategic growth orientation, public company experience and cultural fit and leadership style. The CEO Search Committee, after evaluating a number of executive search firms, has engaged a search firm to assist with identifying external candidates based on the CEO profile.
Our Board of Directors’ Role in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Although our board of directors does not have a standing risk management committee, it administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. Areas of focus include economic, operational, financial (accounting, credit, investment, liquidity and tax), competitive, legal, regulatory, cybersecurity, privacy, compliance and reputational risks, and more recently, risk exposures related to COVID-19, the Russia-Ukraine war and rising inflation. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our board of directors and to our personnel who are responsible for risk assessment and information about the identification, assessment and management of critical risks, and our management’s risk mitigation strategies.
Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. The audit committee also monitors compliance with legal and regulatory requirements and assists our board of directors in fulfilling its oversight responsibilities with respect to risk management. Our nominating and corporate governance committee assesses risks related to our corporate governance practices, the independence of our board of directors and monitors the effectiveness of our governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.
Independence of Directors
Our board of directors (the “Board”) has determined that each of the members of our board of directors is “independent” as defined under the listing rules of NYSE, and our board of directors consists of a majority of “independent directors,” as defined under the rules of the SEC and NYSE listing rules relating to director independence requirements. Our board of directors has also determined that all members of our audit committee, compensation committee and nominating and corporate governance committee satisfy the relevant SEC and NYSE independence requirements for such committees.
In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in such member’s capacity as a member of the audit committee, the board of directors or any other board committee (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.
Committees of Our Board of Directors
The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. The Board and its committees set schedules for meeting throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. The Board delegates various responsibilities and authority to its committees and the committees regularly report on their activities and actions to the full board of directors. Members serve on these committees until their resignation or until otherwise determined by the Volta Board. The Board may establish other committees to facilitate the management of Volta’s business as it deems necessary or appropriate from time to time.
Each committee of the Board operates under a written charter approved by the Board. Copies of each charter are posted on the Investor Relations section of Volta’s website at www.investors.voltacharging.com. The inclusion of Volta’s website address or the reference to Volta’s website in this Proxy Statement does not include or incorporate by reference the information on Volta’s website into this Proxy Statement.
Audit Committee
Volta’s audit committee is composed of Eli Aheto, Vincent Cubbage and John Tough, with Mr. Aheto serving as audit committee chairperson. The Board has determined that Mr. Aheto, Mr. Cubbage and Mr. Tough each meets the requirements for independence and financial literacy under the current NYSE listing standards and SEC rules and regulations, including Rule 10A-3. In addition, the Board determined that Mr. Aheto is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of the audit committee and the Board. The audit committee is responsible for, among other things:
•	selecting a qualified firm to serve as the independent registered public accounting firm to audit Volta’s financial statements;

•	helping to ensure the independence and overseeing the performance of the independent registered public accounting firm;
•	reviewing and discussing the results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, Volta’s interim and year-end operating results;
•	reviewing Volta’s financial statements and critical accounting policies and estimates;
•	reviewing the adequacy and effectiveness of Volta’s internal controls;
•	developing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls or audit matters;
•	overseeing Volta’s policies on risk assessment and risk management;
•	overseeing compliance with Volta’s code of business conduct and ethics;
•	reviewing related party transactions; and
•
approving or, as permitted, pre-approving all audit and all permissible non-audit services (other than de minimis non-audit services) to be performed by the independent registered public accounting firm.

The audit committee operates under a written charter which satisfies the applicable rules of the SEC and the listing standards of the NYSE, and which is available on Volta’s website. All audit services to be provided to Volta and all permissible non-audit services, other than de minimis non-audit services, to be provided to Volta by Volta’s independent registered public accounting firm is approved in advance by the audit committee.
Compensation Committee
Volta’s compensation committee is composed of John Tough, Martin Lauber, Katherine Savitt and Bonita Stewart, and Mr. Tough is the chairperson of the compensation committee. The Board has determined that each member of the compensation committee meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations. Each member of the committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee is responsible for, among other things:
•	reviewing, approving and determining, or making recommendations to the Board regarding, the compensation of Volta’s executive officers, including the Chief Executive Officer;
•	making recommendations regarding non-employee director compensation to the full Board;
•	administering Volta’s equity compensation plans and agreements with Volta executive officers;
•	reviewing, approving and administering incentive compensation and equity compensation plans; and
•	reviewing and approving Volta’s overall compensation philosophy.
The compensation committee operates under a written charter which satisfies the applicable rules of the SEC and NYSE listing standards, and is available on Volta’s website.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is composed of Vincent Cubbage, Martin Lauber, Katherine Savitt and Bonita Stewart, and Mr. Cubbage is the chairperson of the nominating and corporate governance committee. The Board has determined that each member of the nominating and corporate governance committee meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations. The nominating and corporate governance committee is responsible for, among other things:
•	identifying, evaluating and selecting, or making recommendations to the Board regarding nominees for election to the Board and its committees;
•	considering and making recommendations to the Board regarding the composition of the Board and its committees;
•	developing and making recommendations to the Board regarding corporate governance guidelines and matters;
•	overseeing Volta’s corporate governance practices;

•	overseeing the evaluation and the performance of the Board and individual directors; and
•	contributing to succession planning.
The nominating and corporate governance committee operates under a written charter which satisfies the applicable rules of the SEC and the NYSE listing standards and is available on Volta’s website.
Compensation Committee Interlocks and Insider Participation
None of the members of the Volta compensation committee is or has been at any time one of Volta’s officers or employees. None of Volta’s present executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has or has had one or more executive officers serving as a member of the Board or compensation committee.
Board and Committee Meetings and Attendance
Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. The board of directors met 14 times during the fiscal year ended December 31, 2021. The audit committee met five times during the fiscal year ended December 31, 2021. The compensation committee met three times during the fiscal year ended December 31, 2021. The nominating and corporate governance committee met once during the fiscal year ended December 31, 2021.
During 2021, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and of all meetings of committees of our board of directors on which such member served that were held during the period in which such director served.
Board Attendance at Annual Meeting of Stockholders
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. This Annual Meeting will be our first annual meeting of stockholders.
Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our Chairperson) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
The address for these communications is:
Volta Inc.
155 De Haro Street
San Francisco, CA 94103
Attn: Corporate Secretary
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics that applies to all of Volta’s directors, officers and employees, including Volta’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Business Conduct and Ethics is available on the Corporate Governance section of Volta’s website. In addition, Volta posted on the Corporate Governance section of Volta’s website all disclosures that are required by law or the listing standards of the NYSE concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of our nominating and corporate governance committee in accordance with its charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, our nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates.
Additional information regarding the process for properly submitting stockholder nominations for candidates for nomination to our board of directors is set forth above under “Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2023 Annual Meeting” and “Requirements for Stockholder Proposals to be presented at our 2023 Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced and highly qualified board of directors, our nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.
Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our certificate of incorporation and bylaws, our Corporate Governance Guidelines and the charters of the committees of our board of directors. When considering nominees, our nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Our board of directors does not have a formal policy with respect to diversity and inclusion; however, it affirms the value placed on diversity within our company. Through the nomination process, our nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. Further, our board of directors is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected. The brief biographical description of each director set forth in “Proposal One: Election of Directors” below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL ONE: ELECTION OF DIRECTORS
Our board of directors currently consists of six directors and is divided into three classes, with staggered three-year terms, pursuant to our certificate of incorporation and our bylaws. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III expire at our Annual Meetings of Stockholders to be held in 2023 and 2024, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the two Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at our 2025 Annual Meeting of Stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.
Nominees to Our Board of Directors
The nominees and their ages, occupations and lengths of service on our board of directors as of June 10, 2022 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.
Name	Age	Position	Director Since
Martin Lauber(2)(3)	53	Director and Director Nominee	2020
John Tough(1)(2)	37	Director and Director Nominee	2019
(1)	Member of our audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee
Martin Lauber. Mr. Lauber has served on the Volta board of directors since June 2020. Since June 2013, Mr. Lauber has served as a Managing Partner at 19York, a marketing communications investing and strategic advisory firm, which he also founded. Since 2018, Mr. Lauber has also been active in technology, food science and mobility investing and advising via his 19Y Ventures funds. Mr. Lauber is also a member of the Board of Trustees of the San Francisco Exploratorium. Prior, Mr. Lauber was Founder and CEO of Swirl, a pioneering digital marketing agency from 1997 to 2017. Mr. Lauber holds a bachelor’s degree in American Studies from the University of California, Los Angeles.
John J. Tough. Mr. Tough has served on the Volta board of directors since May 2019. Mr. Tough has worked at Energize Ventures as a Managing Partner since September 2019 and as a Partner from February 2017 to August 2019. Prior to this, Mr. Tough worked at Choose Energy, Inc., a consumer services technology company, as Chief Revenue Officer from 2016 to May 2017, Vice President of Business Development & Operations from January 2014 to 2016 and Director — Business Development from June 2012 to January 2014. He also currently serves as a member or observer on the boards of directors of the following private computer software companies: Matroid, Inc., Sitetracker, Inc. and Smartcar, Inc. In addition, Mr. Tough also currently serves as a member or observer on the boards of directors of the following private companies: DroneDeploy, Inc., an aerial analytics information technology company, and Nozomi Networks Inc., a computer and network security company. Mr. Tough holds a B.S. in biology, chemistry and markets and management from Duke University and an M.B.A. from The University of Chicago — Booth School of Business.

Continuing Directors
The directors who are serving for terms that end following the Annual Meeting and their ages, occupations and lengths of service on our board of directors as of June 13, 2022 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.
Name	Age	Position	Director Since
Class II Directors:
Vincent Cubbage	57	Director and Interim Chief Executive Officer(1)(3)	2021
Bonita Stewart	65	Director(2)(3)	2021
Class III Directors:
Eli Aheto	46	Director(1)	2016
Katherine Savitt	58	Director and Chair(2)(3)	2018
(1)	Member of our audit committee
(2)	Member of our compensation committee
(3)	Member of our nominating and corporate governance committee
Vincent Cubbage. Mr. Cubbage has served as Volta’s Interim Chief Executive Officer since June 2022. Mr. Cubbage has served on the Volta board of directors since the closing (the “Closing”) of the business combination in August 2021 (the “Business Combination”) with our predecessor, Tortoise Acquisition Corp. II (“Tortoise Corp II”), and served as Chief Executive Officer and Chairman of Tortoise Corp II from July 2020 until the completion of the Business Combination. Mr. Cubbage has served as Chief Executive Officer and Chairman of the Board of Directors of TortoiseEcofin Acquisition Corp. III since February 2021. Mr. Cubbage served as Chief Executive Officer and Chairman of Tortoise Acquisition Corp. from March 2019 to the completion of its initial business combination with Hyliion Inc. on October 1, 2020, and he continues to serve on the board of directors of Hyliion Holdings Corp. He has served as Managing Director — Private Energy of Tortoise Capital Advisors, L.L.C. since January 2019. Mr. Cubbage served as the Founder and Chief Executive Officer of Lightfoot Capital Partners from its formation in 2006 through its wind up in December 2019. He served as Chief Executive Officer and Chairman of the general partner of Arc Logistics Partners LP (NYSE: ARCX), from October 2013 to the date of its sale in December 2017. Prior to founding Lightfoot Capital, Mr. Cubbage was a Senior Managing Director in the Investment Banking Division of Banc of America Securities from 1998 to 2006; and prior to that was a Vice President at Salomon Smith Barney where he worked from 1994 to 1998. Mr. Cubbage received an M.B.A. from the American Graduate School of International Management and a B.A. from Eastern Washington University.
Bonita Stewart. Ms. Stewart has served on the Volta board of directors since March 2021. Since 2006, Ms. Stewart has served in various roles at Google, Inc., a wholly owned subsidiary of Alphabet Inc., a global technology company, including most recently as Board Partner at Gradient Ventures, Google’s early stage venture arm focused on AI enabled companies, since June 2021. At Google, Ms. Stewart previously served as Vice President, Global Partnerships from July 2016 to June 2021; as Vice President, Americas, Partner Business Solutions from August 2012 to December 2015; as Vice President, U.S. Sales and Operations from 2011 to 2012; as Managing Director, U.S. Sales from 2009 to 2010; and as Industry Director, U.S. Automotive from 2006 to 2009. Prior to Google Ms. Stewart held management and brand executive roles at IBM and DaimlerChrysler. Ms. Stewart has served on the board of directors of Deckers Outdoor Corporation, a footwear design and distribution company, since September 2014 where she currently chairs the Corporate Governance committee and PagerDuty, a digital operations management company, since January 2021. Ms. Stewart holds a B.A. degree in Journalism from Howard University and an M.B.A. from Harvard Business School.
Eli Aheto. Mr. Aheto has served on the Volta board of directors since October 2016. Mr. Aheto has served as a Managing Director at General Atlantic since July 2021. He has served on the boards of directors of the following private companies: Greenlight Planet Inc. since April 2022, 80 Acres Urban Agriculture, Inc. d/b/a “80 Acres Farm,” an indoor farming company from December 2018 to January 2021, 4AM Midstream, a midstream oil and gas gathering company, from July 2017 to June 2021 and Nautilus Solar Energy Inc., a community solar project developer from October 2015 to July 2019. Mr. Aheto was a Partner with Virgo Investment Group, a private investment firm, from 2015 to June 2021. Mr. Aheto holds an A.B. in economics from Harvard University and an M.B.A. from Harvard Business School.

Katherine Savitt. Ms. Savitt has served on the Volta board of directors since December 2018. Since October 2020, Ms. Savitt has served as President and Chief Business Officer of Boom Supersonic, Inc., an aerospace company redefining commercial air travel by bringing sustainable, supersonic flight to the skies. At Boom, Ms. Savitt leads the company’s business operations, global commercial functions including customer and passenger experience, legal, policy and corporate development. Prior to Boom, Ms. Savitt served from 2016 to 2020 as Co-Founder and General Partner of Perch Partners, LLC, a strategic advisory firm for Fortune 500 companies and venture-backed startups. From 2012 to 2015, Ms. Savitt was Chief Media and Marketing Officer at Yahoo, Inc. From 2009 to 2012, Ms. Savitt served as Founder and CEO of Lockerz, an early social commerce company. Prior to Lockerz, Ms. Savitt served as Executive Vice President and Chief Marketing Officer at American Eagle Outfitters and Vice President of Strategic Communications and Special Initiatives at Amazon. Ms. Savitt holds an A.B. in history and government from Cornell University.
Family Relationships
There are no family relationships among any of our directors and executive officers.
Director Compensation
In November 2021, the compensation committee of the Board, comprised solely of independent directors, recommended to the Board for approval a compensation policy for non-employee directors (the “Director Compensation Policy”) after consideration of market data and based on the recommendation of its independent compensation consultant. Our Board approved the Director Compensation Policy. The Director Compensation Policy consists of cash compensation and equity awards as described below in the section titled “Non-Employee Director Compensation Arrangements.”
The following table sets forth information concerning the compensation earned by our non-employee directors in 2021. Neither Mr. Mercer nor Mr. Wendel received or earned any additional compensation for service as a director for 2021.
Name	Fees Earned in Cash
Eli Aheto	$27,826
Vincent Cubbage	$27,826
Martin Lauber	$25,217
Katherine Savitt	$35,652
Bonita Stewart	$25,217
John Tough	$29,565
Narrative Disclosure to Director Compensation Table
For 2021, the compensation program for Volta’s non-employee directors consisted of cash compensation earned for service following the Closing. Ms. Savitt earned additional cash compensation of $10,435 for her service as the lead independent director of the Board.
Cash Compensation
In 2021, each of Volta’s non-employee directors earned cash compensation of $20,870 for their service on the Board, in accordance with the Director Compensation Policy.
In accordance with the Director Compensation Policy, the following non-employee directors earned additional cash compensation for their service on certain committees of the Board: (i) Mr. Aheto earned $6,957 for his service as chair of the audit committee, (ii) Mr. Cubbage and Mr. Tough each earned $3,478 for their service on the audit committee, (iii) Mr. Tough earned $5,217 for his service as chair of the compensation committee, (iv) Mr. Lauber, Ms. Savitt and Ms. Stewart each earned $2,609 for their service on the compensation committee, (v) Mr. Cubbage earned $3,478 for his service as chair of the nominating and corporate governance committee, and (vi) Mr. Lauber, Ms. Savitt and Ms. Stewart each earned $1,739 for their service on the nominating and corporate governance committee. All accrued cash compensation was paid in 2022.
Non-Employee Director Compensation Arrangements
Volta has adopted a non-employee director compensation policy designed to attract and retain high quality non-employee directors by providing competitive compensation and to align their interests with the interests of Volta stockholders through equity awards.

Specifically, the policy provides for the following annual cash retainers, which are payable quarterly in arrears and pro-rated for partial quarters of service:
Annual Board Member Service Retainer
•	All Outside Directors: $60,000
•	Outside Director serving as Chairperson or Lead Outside Director: $30,000 (in addition to above)
Annual Committee Member Service Retainer
•	Member of the Audit Committee: $10,000
•	Member of the Compensation Committee: $7,500
•	Member of the Nominating and Corporate Governance Committee: $5,000
Annual Committee Chair Service Retainer (in lieu of Annual Committee Member Service Retainer)
•	Chairperson of the Audit Committee: $20,000
•	Chairperson of the Compensation Committee: $15,000
•	Chairperson of the Nominating and Corporate Governance Committee: $10,000
Equity Compensation
As described below, non-employee directors will receive equity awards under the Company’s 2021 Equity Incentive Plan (the “Volta Equity Incentive Plan”) annually and upon their initial appointment to the Board, as follows:
a.
Upon initial election or appointment to the Board, a stock option or RSU award, as determined by the Board, with a grant date value of $200,000, which will vest in three equal annual installments beginning on the first anniversary of the date of grant, subject to the non-employee director’s continuous service through each applicable vesting date; and

b.
At each annual stockholder meeting following the non-employee director’s appointment to the Board and such director’s service on the Board for a minimum of six months, an additional stock option or RSU award, as determined by the Board, with a grant date value of $150,000, which will vest in full upon the earlier of the first anniversary of the date of grant or the next annual stockholder meeting, subject to the non-employee director’s continuous service through the applicable vesting date.

Notwithstanding the foregoing, for each non-employee director who remains in continuous service as a member of the Board until immediately prior to the consummation of a “change in control” (as defined in the Volta Equity Incentive Plan), any unvested portion of an equity award granted in consideration of such non-employee director’s service as a member of the Board will vest in full immediately prior to, and contingent upon, the consummation of such change in control.
The Board will also have discretion to grant additional equity awards to certain outside directors for services to Volta that exceed the standard expectations for an outside director or for other circumstances determined to be appropriate by the Board. Volta will also reimburse directors for their reasonable out-of-pocket expenses in connection with attending board and committee meetings.

Director Options
Volta’s non-employee directors held the following aggregate number of stock options (each awarded prior to the Closing) as of December 31, 2021:
Name	Shares Subject to Outstanding Stock Options
Eli Aheto	212,362
Vincent Cubbage	—
Martin Lauber	156,744
Katherine Savitt	394,387
Bonita Stewart	212,362
John Tough	242,700
Certain of Volta’s non-employee directors are affiliated with entities which hold Volta securities. See “Beneficial Ownership of Securities” and “Certain Relationships and Related Party Transactions - Volta’s Related Party Transactions” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for further information.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES FOR THE ELECTION OF THE TWO CLASS I DIRECTORS SET FORTH IN THIS PROPOSAL ONE.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Grant Thornton
Our audit committee has selected Grant Thornton as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2022 and recommends that our stockholders vote for the ratification of such selection. The ratification of the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the number of votes cast “FOR” and “AGAINST” the proposal. In the event that Grant Thornton is not ratified by our stockholders, the audit committee will review its future selection of our independent registered public accounting firm.
Representatives of Grant Thornton are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
As described above, Grant Thornton was our independent registered accounting firm for the fiscal year ended December 31, 2021.
Aggregate fees for professional services rendered for Volta by Grant Thornton for the fiscal year ended December 31, 2021 were as follows:
Audit Fees	$1,446,442.00
Audit Related Fees	$1,030,203.55
Tax Fees	$22,248.44
All Other Fees	—
Total	$2,498,893.99
Audit Fees. Grant Thornton was engaged as our independent registered public accounting firms to audit our financial statements for the year ended December 31, 2021 and to perform services in connection with our registration statements.
Audit Related Fees. Audit Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements but are not reported in the prior paragraph. These fees are related to subscriptions to online accounting, educational, and public company transition matters.
Tax Fees. Represent professional services rendered by the accounting firm for tax compliance, tax advice, and tax planning.
All Other Fees. Represent fees billed for products and services provided by the accounting firm, other than the services reported for the other three categories.
Auditor Independence. The Audit Committee has considered the non-audit services provided by Grant Thornton and determined that the provision of such services had no effect on Grant Thornton’s independence from Volta.
Audit Committee Pre-Approval Policy and Procedures.
The Audit Committee must review and pre-approve all audit and non-audit services provided by our independent registered public accounting firm and has adopted a Pre-Approval Policy. In conducting reviews of audit and non-audit services, the Audit Committee will determine whether the provision of such services would impair the auditor’s independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Any proposed services exceeding pre-approved fee ranges or limits must be specifically pre-approved by the Audit Committee.

Requests or applications to provide services that require pre-approval by the Audit Committee must be accompanied by a statement of the independent auditors as to whether, in the auditor’s view, the request or application is consistent with the SEC’s and the Public Company Accounting Oversight Board’s rules on auditor independence. Each pre-approval request or application must also be accompanied by documentation regarding the specific services to be provided.
The Audit Committee has not waived the pre-approval requirement for any services rendered by Grant Thornton to Volta. All of the services provided by Grant Thornton to the Company described above were pre-approved by the Audit Committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL TWO.

PROPOSAL THREE: APPROVAL OF AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION TO REMOVE REFERENCES TO CLASS B COMMON STOCK
Proposal Details
As discussed in further detail below, we no longer have outstanding any shares of our high-vote Class B common stock, the majority of which was previously held by the Founders (as defined below) prior to their resignation from the Company in March 2022. Our Board does not intend to issue any Class B common stock in the future and no equity awards outstanding under our equity incentive plans are exercisable for Class B common stock. All shares of our previously outstanding Class B common stock were retired and may not be reissued by us. Based on this, our Board has approved and recommends that our stockholders vote for a proposal to amend and restate our Certificate of Incorporation to eliminate the provisions included therein relating to our former Class B common stock, none of which remains outstanding, resulting in Volta having only one class of common stock, with any holder thereof entitled to one vote per share of our common stock. The rights of holders of our Class A common stock and holders of our former Class B Common Stock were identical except that the holders of our Class B common stock had the right to ten votes per share and holders of our Class A common stock have the right to one vote per share.
Background
In connection with our Business Combination, all outstanding shares of high-vote common stock in Volta Industries, Inc. were converted into shares of our high-vote (ten votes per share) Class B common stock, the majority of which was held by our founders, Scott Mercer and Chris Wendel (the “Founders”). Additionally, certain equity awards issued prior to the Business Combination and RSUs issued to the founders pursuant to the Company’s 2021 Founder Incentive Plan (the “FIP”) in connection with the Business Combination were settleable into shares of Class B common stock. In March 2022, our Board negotiated with the Founders as part of their separation from the Company to convert all of the Founders’ shares of Class B common stock into Class A common stock, including any shares underlying awards which were settleable into shares of Class B common stock.
Specifically, the Board negotiated, and the Company entered into, settlement and release agreements with each of the Founders (the “Separation Agreements”), which provide that:
(i)
through December 31, 2025, each of the Founders has agreed that he will vote all of his beneficially owned voting stock of the Company in accordance with the recommendations of Institutional Shareholder Services Inc. (“ISS”), except with respect to proposals for or against a transaction that would result in a change of control of the Company and certain similar transactions, and will not attempt to influence, form a group with or support other Company stockholders (and will not transfer any of his shares of the Company’s capital stock to his affiliates or associates unless the affiliate or associate agrees to be bound by the requirement described in this proviso);

(ii)	each of the Founders has agreed not to stand for reelection to the Board (in Mr. Mercer’s case, until after December 31, 2025);
(iii)
each share of Class B common stock and any equity awards or convertible securities denominated in shares of Class B common stock held by the Founders was converted into an equal number of shares of Class A common stock or securities convertible into Class A common stock, as applicable;

(iv)	the awards of 5,250,000 vested restricted stock units held by each of the Founders were settled into shares of Class A common stock on or prior to April 1, 2022;
(v)
the unvested awards of 5,250,000 market-vesting restricted stock units held by Mr. Mercer and 4,500,000 market-vesting restricted stock units held by Mr. Wendel, in each case granted on November 15, 2021, will remain outstanding and subject to vesting and settlement into shares of Class A common stock based on achievement of the applicable share price thresholds; one third of these awards will vest if the price of the Company’s common stock equals or exceeds $15.00, one third of these awards will vest if the price of the Company’s common stock equals or exceeds $20.00, and one third of these awards will vest if the price of the Company’s common stock equals or exceeds $25.00 (in each case for 20 trading days within any 30-trading-day period on or prior to August 26, 2026), and the awards are subject to full acceleration upon a change in control of the Company (as defined in the FIP);

(vi)	the outstanding, unvested portion of equity-based awards granted the Founders prior to August 26, 2021, became fully vested;

(vii)
all other outstanding unvested Company equity awards held by the Founders, consisting of 4,923,695 restricted stock units held by Mr. Mercer and 3,492,972 restricted stock units held by Mr. Wendel were immediately forfeited upon entering into the Separation Agreements;

(viii)	the Founders were entitled to reimbursement of reasonable expenses in connection with their entry into the Separation Agreements; and
(viii)	each of the Founders will receive continued payment of his base salary for six months, and continued healthcare coverage at active employee rates for up to twelve months, following his resignation.
The Separation Agreements also include customary mutual release and non-disparagement provisions on behalf of the Founders and the Company.
The Board specifically negotiated the conversion of the Class B common stock into Class A common stock by the Founders in order to align the interests of all stockholders and remove any controlling stockholder interest from Company executives. Following the conversion of the shares of Class B common stock in accordance with the Separation Agreements as described above, only 395,335 shares of Class B common stock remained outstanding as of April 1, 2022 and were held by stockholders other than the Founders. During the course of April and May 2022, all remaining shares of Class B common stock were voluntarily converted into shares of Class A common stock.
The following tables set forth information regarding the potential voting power, on a fully-diluted ownership basis, of the shares of and vested equity interests by each of the Founders prior to and following entering into the Separation Agreements.
The voting power and fully-diluted ownership of the Volta Common Stock for the table below labeled “Pre-Separation Holdings” is based on 162,168,134 shares of Volta Common Stock outstanding as of March 25, 2022, comprised of 153,806,627 shares of Volta Class A Common Stock and 8,361,507 shares of Volta Class B Common Stock outstanding as of March 25, 2022. Volta Class B Common Stock carry ten votes per share and Volta Class A Common Stock carry one vote per share. Shares of Volta Common Stock that may be acquired by an individual as of March 25, 2022 pursuant to the exercise of options or settlement of restricted stock units (“RSUs”) that were exercisable as of March 25, 2022 are deemed to be outstanding for the purpose of computing the potential percentage fully-diluted ownership of such individual for illustration purposes, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
	Pre-Separation Holdings
Founder	Number of shares of Class A Common Stock	Number of shares of Class B Common Stock†	% Fully-Diluted Ownership†	% of Total Voting Power†
Scott Mercer(1)	6,365,145	11,716,721	10.7%	41.2%
Christopher Wendel(2)	6,694,804	6,885,373	8.1%	25.9%
†
The inclusion of vested options and Volta RSUs exercisable as of March 25, 2022 is provided in these items as an illustration because such securities could have been exercised or settled, subject to the limitations provided in the contractual agreements governing such securities, but as of March 25, 2022 such vested options and RSUs had not been exercised or settled, as applicable. Only the shares of Class A common stock and Class B common stock noted as outstanding in the footnotes below were outstanding voting securities as of March 25, 2022.

(1)
Consisted of (a) 5,902,767 shares of outstanding Class A common stock, (b) 462,378 shares of Class A common stock issuable upon the exercise of options exercisable as of March 25, 2022, (c) 6,330,799 shares of outstanding Class B common stock, (d) 135,922 shares of Class B common stock issuable upon the exercise of options exercisable as of March 25, 2022 and (e) 5,250,000 shares of Class B common stock issuable upon the settlement of RSUs on April 1, 2022 pursuant to the FIP. Excludes (i) 5,250,000 unvested RSUs subject to vesting and settlement into shares of Class A common stock based on achievement of the applicable share price thresholds: one third of these awards will vest if the price of the Company’s common stock equals or exceeds $15.00, one third of these awards will vest if the price of the Company’s common stock equals or exceeds $20.00, and one third of these awards will vest if the price of the Company’s common stock equals or exceeds $25.00 (in each case for 20 trading days within any 30- trading-day period on or prior to August 26, 2026) and (ii) 4,923,695 RSUs subject to other vesting criteria.

(2)
Consisted of (a) 6,694,804 shares of outstanding Class A common stock, (b) 1,635,373 shares of outstanding Class B common stock and (c) 5,250,000 shares of Class B common stock issuable upon the settlement of RSUs on April 1, 2022 pursuant to the FIP. Excludes (i) 4,500,000 RSUs subject to vesting and settlement into shares of Class A common stock based on achievement of the applicable share price thresholds: one third of these awards will vest if the price of the Company’s common stock equals or exceeds $15.00, one third of these awards will vest if the price of the Company’s common stock equals or exceeds $20.00, and one third of these awards will vest if the price of the Company’s common stock equals or exceeds $25.00 (in each case for 20 trading days within any 30-trading-day period on or prior to August 26, 2026) and (ii) 3,492,972 RSUs subject to other vesting criteria.

The voting power and fully-diluted ownership of the Volta Common Stock for the table below labeled “Post- Separation Holdings” is based on 167,593,595 shares of Volta Common Stock outstanding as of April 10, 2022, comprised of 167,198,260 shares of Volta Class A Common Stock and 395,335 shares of Class B Common Stock outstanding as of April 10, 2022. Shares of Volta Common Stock that may be acquired by an individual within 60 days of April 10, 2022 pursuant to the exercise of options or settlement of RSUs that were exercisable as of April 10, 2022 are deemed to be outstanding for the purpose of computing the percentage fully-diluted ownership of such individual, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
	Post-Separation Holdings
Founder	Number of shares of Class A Common Stock	Number of shares of Class B Common Stock	% Fully-Diluted Ownership	% of Total Voting Power
Scott Mercer(1)	15,563,284	—	9.3%	9.1%
Christopher Wendel(2)	11,002,636	—	6.6%	6.4%
(1)
Consists of (a) 14,903,981 shares of Class A common stock and (b) 659,303 shares of Class A common stock issuable upon the exercise of options currently exercisable as of April 10, 2022. Excludes 5,250,000 unvested RSUs subject to vesting and settlement into shares of Class A common stock based on achievement of the applicable share price thresholds: one third of these awards will vest if the price of the Company’s common stock equals or exceeds $15.00, one third of these awards will vest if the price of the Company’s common stock equals or exceeds $20.00, and one third of these awards will vest if the price of the Company’s common stock equals or exceeds $25.00 (in each case for 20 trading days within any 30-trading-day period on or prior to August 26, 2026).

(2)
Consists of 11,002,636 shares of Class A common stock. Excludes 4,500,000 unvested RSUs subject to vesting and settlement into shares of Class A common stock based on achievement of the applicable share price thresholds: one third of these awards will vest if the price of the Company’s common stock equals or exceeds $15.00, one third of these awards will vest if the price of the Company’s common stock equals or exceeds $20.00, and one third of these awards will vest if the price of the Company’s common stock equals or exceeds $25.00 (in each case for 20 trading days within any 30-trading-day period on or prior to August 26, 2026).

The Board has worked to align the interest of all stakeholders in the Company and believes that the removal of the Class B common stock from the Company’s capitalization is in the best interests of the Company and its stockholders. In order to ensure that no Class B common stock will be issued in the future, the Board has approved and recommend that the Company’s stockholders approve an amendment to remove the Class B common stock from the Certificate of Incorporation.
Amendment
The proposed amendment (the “Amendment”) would amend and restate the Certificate of Incorporation (as amended and restated, the “Amended and Restated Certificate of Incorporation”) to eliminate references to the Class B common stock, including the terms and rights associated with such stock. In addition, the Amendment would make other minor, immaterial changes and clarifications. This general description of the Amendment is qualified in its entirety by reference to the proposed Amended and Restated Certificate of Incorporation, which is reflected in Annex A. The Amendment does not effectuate any substantive changes to the Certificate of Incorporation. Rather, the changes will simplify the Certificate of Incorporation and make the Certificate of Incorporation more readable by eliminating provisions that no longer have any applicability. The Board believes that this proposal is consistent with its continuing commitment to best practices in corporate governance.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL THREE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of June 10, 2022 by:
•	each person known by us to be the beneficial owner of more than 5% of the Common Stock;
•	each of our named executive officers and directors; and
•	all named executive officers and directors of Volta as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of the Volta Common Stock is based on 167,660,126 shares of Volta Common Stock outstanding as of June 10, 2022, comprised of 167,660,126 shares of Class A Common Stock and no shares of Class B Common Stock. Shares of Volta Common Stock that may be acquired by an individual or group within 60 days of June 10, 2022 pursuant to the exercise of options or warrants that are currently exercisable or exercisable within 60 days of June 10, 2022 are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.
Unless otherwise indicated, the address for each Volta stockholder listed is: 155 De Haro Street San Francisco, CA 94103.
Name and Address of Beneficial Owners	Number of shares of Class A Common Stock	% of Total Voting Power
Five Percent Holders
Entities Affiliated with Energize Ventures(1)	12,813,274	7.6%
TortoiseEcofin Borrower LLC(2)	9,818,890	5.9%
Virgo Hermes, LLC(3)	16,222,891	9.7%
Current Directors and Named Executive Officers
Scott Mercer(4)	15,563,284	9.2%
Christopher Wendel(5)	11,002,636	6.6%
Francois Chadwick(6)	189,613	*
Eli Aheto(7)	253,623	*
Vincent T. Cubbage(8)	1,497,884	*
Martin Lauber(9)	1,661,252	1.0%
Katherine J. Savitt(10)	394,387	*
Bonita Stewart(11)	166,270	*
John J. Tough(12)	12,813,274	7.6%
All Directors and Named Executive Officers as a Group (9 Individuals)(13)	44,274,891	26.1%
*	Less than one percent.
1.
Consists of (i) 8,414,566 shares held by Energize Ventures Fund LP (“EVF”); (ii) 1,644,107 shares held by Energize Growth Fund I LP (“EGF”), (iii) 1,848,507 shares held by EV Volta SPV LLC (“Volta SPV” and, together with EVF and EGF, the “Energize Funds”) and (iv) 663,394 shares issuable upon exercise of warrants. John Tough is the Managing Partner of EVF and has sole voting and investment power over the shares held by EVF and as such may be deemed to be the beneficial owner of such shares. Mr. Tough disclaims any beneficial ownership of the shares held by EVF. Energize Growth I GP LLC (“Growth GP”) is the general partner of EGF and Energize Ventures GP LLC (“Ventures GP”) is the manager of Volta SPV. John Tough is the Managing Partner of Growth GP and Ventures GP and has sole voting and investment power over the shares held by the Energize Funds. As such, Mr. Tough may be deemed to be the beneficial owner of such shares. Mr. Tough disclaims any beneficial ownership of the shares held by the Energize Funds. Also includes 242,700 shares of Class B Common Stock issuable upon the exercise of options held directly by John J. Tough (see footnote 12, below). The principal address of the Energize Funds is 1 South Wacker Drive, Suite 1620, Chicago, Illinois 60606.

2.
Includes 5,933,333 shares issuable upon exercise of Private Warrants. TortoiseEcofin Parent Holdco LLC is the sole member of TortoiseEcofin Borrower LLC, and TortoiseEcofin Investments, LLC is the sole member of TortoiseEcofin Parent Holdco LLC. TortoiseEcofin Investments, LLC is controlled by a board of directors, which consists of Robert M. Belke, Brad Armstrong, H. Kevin Birzer, Gary P. Henson, Brad Hilsabeck, Ron Cordes and Rehana Nathoo. Tortoise Capital Advisors, L.L.C. is an investment adviser to the Tortoise Entities. Primary responsibility for the day-to-day management of the Tortoise Entities is the joint responsibility of a team of portfolio managers consisting of Brian A. Kessens, James R. Mick, Matthew G.P. Sallee, Robert J. Thummel, Stephen Pang and Nicholas S. Holmes. Tortoise Capital Advisors, L.L.C. has sole voting and dispositive power over the shares and warrants held by TortoiseEcofin Borrower LLC. The address of TortoiseEcofin Borrower LLC is 6363 College Boulevard, Overland Park, Kansas 66211.

3.
Consists of (a) 7,112,449 shares of Class A Common Stock and (b) 9,110,442 shares of Class A Common Stock subject to an Assumed Warrant exercisable within 60 days of June 10, 2022, all of which are held directly by Virgo Hermes, LLC (“Virgo LLC”). Jesse Watson is the Managing Partner and Chief Investment Officer of Virgo LLC. The principal address of Virgo LLC is 1201 Howard Avenue, Burlingame, California 94010.

4.
Consists of (a) 14,903,981 shares of Class A Common Stock and (b) 659,303 shares of Class A Common Stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 10, 2022. On March 28, 2022, the Company announced that the Company and Mr. Mercer entered into an agreement under which Mr. Mercer resigned as a director effective as of March 26, 2022. Mr. Mercer continued to serve as Chief Executive Officer for a transition period ending on April 15, 2022, the date on which the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 was filed with the Securities and Exchange Commission. Excludes 5,250,000 RSUs subject to vesting and settlement into shares of Class A Common Stock based on achievement of the applicable share price thresholds: one third of these awards will vest if the price of the Company’s common stock equals or exceeds $15.00, one third of these awards will vest if the price of the Company’s common stock equals or exceeds $20.00, and one third of these awards will vest if the price of the Company’s common stock equals or exceeds $25.00 (in each case for 20 trading days within any 30-trading-day period on or prior to August 26, 2026), and the awards are subject to full acceleration upon a change in control of the Company (as defined in the FIP).

5.
Consists of 11,002,636 shares of Class A Common Stock. On March 28, 2022, the Company announced that the Company and Mr. Wendel entered into an agreement under which Mr. Wendel resigned as a director, officer and employee of the Company effective as of March 26, 2022. Excludes 4,500,000 RSUs subject to vesting and settlement into shares of Class A Common Stock based on achievement of the applicable share price thresholds: one third of these awards will vest if the price of the Company’s common stock equals or exceeds $15.00, one third of these awards will vest if the price of the Company’s common stock equals or exceeds $20.00, and one third of these awards will vest if the price of the Company’s common stock equals or exceeds $25.00 (in each case for 20 trading days within any 30-trading-day period on or prior to August 26, 2026), and the awards are subject to full acceleration upon a change in control of the Company (as defined in the FIP).

6.
Includes 189,613 shares of Class A Common Stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 10, 2022. On June 10, 2022, the Company announced that Mr. Chadwick had notified the Company of his intention to leave his position of Chief Financial Officer of the Company to pursue another professional opportunity. Mr. Chadwick will remain with the Company through August 22, 2022 to ensure a smooth transition.

7.
Consists of (a) 41,261 shares of Class A Common Stock held directly by Pacific Premier Trust Custodian FBO Eli Aheto IRA, and (b) 212,362 shares of Class A Common Stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 10, 2022 held directly by Eli Aheto.

8.
Includes (a) 489,900 shares held by 3 Chiefs Family Trust and (b) 23,924 shares of Class A Common Stock issuable upon the settlement of RSUs within 60 days of June 10, 2022 held directly by Mr. Cubbage. Charlene M. Cubbage is the trustee and a beneficiary of 3 Chiefs Family Trust (“3 Chiefs”), along with her children, and has sole voting and investment power over the shares held by 3 Chiefs.

9.
Consists of (a) 510,536 shares of Class A Common Stock held directly by 19Y Ventures VI, LLC (“19Y LLC”), (b) 822,055 shares of Class A Common Stock held directly by 19Y Ventures VI-2, LLC (“19Y2 LLC”), (c) 237,644 shares of Class A Common Stock held directly by Martin Lauber and (d) 91,017 shares of Class A Common Stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 10, 2022 held directly by Martin Lauber. 19Y Ventures VI, LLC and 19Y Ventures VI-2 LLC are managed by 19Y Ventures Management, LLC. Martin Lauber is the Managing Member of 19Y Ventures Management, LLC. The principal address of 19Y Ventures VI, LLC and 19Y Ventures VI-2 LLC and Martin Lauber is 5842 Paradise Dr., Corte Madera, California 94925. .

10.	Consists of 394,387 shares of Class A Common Stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 10, 2022.
11.
Consists of (a) 65,987 shares of Class A Common Stock held directly by Bonita K. Coleman Living Trust (the “Living Trust”) and (b) 100,283 shares of Class A Common Stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 10, 2022 held directly by Bonita C. Stewart. Ms. Stewart is the trustee for the Living Trust and has sole voting and investment power over the shares held by the Living Trust. As such, Ms. Stewart may be deemed to be the beneficial owner of such shares.

12.	Includes 242,700 shares of Class A Common Stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 10, 2022.
13.	Includes 2,156,288 shares of Class A Common Stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 10, 2022.
Changes in Control
Volta’s management knows of no arrangements, including any pledge by any person or securities of Volta, the operation of which may at a subsequent date result in a change in control of Volta.

EXECUTIVE OFFICERS
Our executive officers and their ages as of June 13, 2022 and positions with Volta are provided in the table below and in the additional biographical descriptions set forth in the text below the table.
Name	Age	Position
Vincent Cubbage	57	Interim Chief Executive Officer
Brandt Hastings	42	Chief Commercial Officer
Francois Chadwick	49	Chief Financial Officer
Stephen Pilatzke	43	Chief Accounting Officer
Our board of directors chooses our executive officers, who then serve at the discretion of our board of directors. There are no other family relationships among our directors or executive officers.
Vincent Cubbage. For a brief biography of Mr. Cubbage, please see “Proposal One: Election of Directors — Continuing Directors.”
Brandt Hastings. Mr. Hastings has served as Volta’s Chief Commercial Officer since June 2022. Mr. Hastings most recently served as Interim Chief Executive Officer of the Company, and he served as the Chief Revenue Officer of the Company from November 2020 until his appointment as Chief Commercial Officer. Prior to joining Volta, Mr. Hastings served as Senior Vice President of iHeartMedia Inc. from April 2014 to October 2020. Prior to that, Mr. Hastings worked at Clear Channel International, a marketing and advertising company, where he served as Vice President from September 2007 to April 2014, Senior Account Executive from 2005 to 2007 and Account Executive from 2002 to 2005. Mr. Hastings holds a bachelor’s degree in management and Spanish from Gettysburg College.
Francois Chadwick. Mr. Chadwick has served as Volta’s Chief Financial Officer since April 2021. On June 10, 2022, the Company announced that Mr. Chadwick had notified the Company of his intention to leave his position of Chief Financial Officer of the Company to pursue another professional opportunity. Mr. Chadwick will remain with the Company through August 22, 2022 to ensure a smooth transition. Prior to joining Volta, since May 2011, Mr. Chadwick served in various roles at Uber culminating in his role as Vice President, Finance Tax & Accounting. Prior to this, Mr. Chadwick served as a tax partner and national tax leader at KPMG US. Mr. Chadwick holds a Bachelor of Laws from Liverpool John Moores University in Liverpool, UK.
Stephen Pilatzke. Mr. Pilatzke has been appointed as Volta’s Chief Accounting Officer, effective upon his start date of July 1, 2022. Mr. Pilatzke most recently served as the Chief Accounting Officer of Falcon Minerals Corporation from October 2018 to June 2022. From January 2010 to September 2018, Mr. Pilatzke served in multiple positions, most recently as Chief Accounting Officer, of Lightfoot Capital Partners GP, LLC, a private equity company with a focus on the energy sector. From October 2013 until its sale in December 2017, Mr. Pilatzke was also Chief Accounting Officer of Arc Logistics GP, LLC, the general partner of Arc Logistics Partners LP, formerly a publicly traded company and portfolio company of Lightfoot Capital Partners. Prior to joining Lightfoot Capital Partners, Mr. Pilatzke served as Chief Financial Officer and Controller of Paramount BioSciences LLC, a venture capital firm specializing in the pharmaceutical and biotechnology sector and was responsible for all of the accounting and reporting functions of Paramount BioSciences LLC and related portfolio companies from 2005 to 2010. Prior to that Mr. Pilatzke worked as an auditor at EisnerAmper LLP, formerly Eisner LLP, an accounting and advisory firm, from 2001 to 2005. Mr. Pilatzke is a Certified Public Accountant and received his BS in Accounting from Binghamton University.

EXECUTIVE COMPENSATION
Volta is a smaller reporting company and an “emerging growth company” within the meaning of the JOBS Act and has opted to comply with the executive compensation disclosure rules applicable to such companies. These rules provide for reduced compensation disclosure for the principal executive officer and the two most highly compensated executive officers other than the principal executive officer (the “named executive officers”). This section provides an overview of Volta’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
Volta’s named executive officers for fiscal year 2021 were as follows:
•	Scott Mercer, former Chief Executive Officer;
•	Christopher Wendel, former President; and
•	Francois Chadwick, Chief Financial Officer.
The Board, with input from Volta’s Chief Executive Officer, has historically determined the compensation for Volta’s named executive officers. The Board has designed, and intends to modify as necessary, its compensation and benefits programs to attract, retain, incentivize and reward talented and qualified executives who share its philosophy and desire to work towards achieving Volta’s goals. Volta believes its compensation programs should promote the success of the company and align executive incentives with the long-term interests of its stockholders. Volta’s current compensation programs reflect its startup origins and consist primarily of salary, bonus and equity awards. As Volta’s needs evolve, it intends to continue to evaluate its philosophy and compensation programs as circumstances require.
The following table provides information concerning compensation awarded to, earned by and paid to each of Volta’s named executive officers for services rendered to Volta in all capacities during 2020 and 2021:
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)	Total ($)
Scott Mercer Former Chief Executive Officer*	2020	$275,417	$75,000	$—	$420,200	$28,180(5)	$798,797
	2021	$437,500	$500,000	$178,402,500(6)	$—	$83,048(7)	$179,423,048
Christopher Wendel Former President†	2020	$275,417	$75,000		$121,261	$22,113(8)	$493,791
	2021	$391,667	$450,000	$151,041,000(9)	$—	$83,048(10)	$151,965,715
Francois Chadwick(11) Chief Financial Officer‡	2020	$—	$—	$—	$—	$—	$—
	2021	$280,000	$400,000	$6,464,697	$2,515,000	$11,915(12)	$9,671,612
*
On March 28, 2022, the Company announced that Mr. Mercer resigned as an officer and employee of the Company. Mr. Mercer continued to serve as Chief Executive Officer for a transition period ending on April 15, 2022, the date on which the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 was filed with the Securities and Exchange Commission.

†	On March 28, 2022, the Company announced that Mr. Wendel resigned as a director, officer and employee of the Company.
‡
On June 10, 2022, the Company announced that Mr. Chadwick had notified the Company of his intention to leave his position of Chief Financial Officer of the Company to pursue another professional opportunity. Mr. Chadwick will remain with the Company through August 22, 2022 to ensure a smooth transition.

1.
Amounts include base salary foregone and paid, at the election of each named executive officer, in the form of options to purchase shares of Class B Common Stock under the Volta Industries, Inc. 2014 Equity Incentive Plan (the “Legacy Volta Option Plan”) in connection with salary reductions related to the COVID-19 pandemic. Mr. Wendel and Mr. Mercer elected to forego $52,500 in base salary from April 16, 2020 through July 15, 2020. These payments are described in more detail below under the section titled “Narrative Disclosure to Summary Compensation Table.”

2.	Amounts reflect discretionary cash bonuses earned by the applicable named executive officers in the applicable fiscal year.
3.
Represents the aggregate grant date fair value for financial statement reporting purposes of stock awards granted in 2020 and 2021, as determined in accordance with the provisions of FASB ASC Topic 718. The amounts in the stock awards column include the fair market value of performance stock unit awards assuming maximum achievement of the performance and market goals at target levels resulting in the following fair market values for the performance stock unit awards: Mr. Mercer - $83,367,500 (fiscal 2021), Mr. Wendel - $67,352,500 (fiscal 2021) and Mr. Chadwick - $194,832 (fiscal 2021).

4.
Represents the aggregate grant date fair value for financial statement reporting purposes of option awards granted in 2020 and 2021, as determined in accordance with the provisions of FASB ASC Topic 718. The amount reflects Volta’s accounting expense for these option awards and does not represent the actual economic value that may be realized by the named executive officer. There can be no assurance that the amount will ever be realized. For the assumptions used in valuing these awards, please see Note 12 of Volta’s audited consolidated financial statements for the year ended December 31, 2021 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. As required by the SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions.

The amount for Mr. Wendel does not include the grant date fair value of options granted in lieu of the $52,500 in base salary that Mr. Wendel elected to forego from April 16, 2020 through July 15, 2020. The $52,500 in foregone base salary for Mr. Wendel is included above under the “Salary” column. The amounts for each of Mr. Mercer and Mr. Wendel do include the grant date fair value of options granted in lieu of the 30% reduction in each named executive’s officer base salary from April 16, 2020 through July 15, 2020 implemented under Volta’s COVID-19 salary reduction program, which is described in more detail below under the section titled “Narrative Disclosure to Summary Compensation Table.”
5.
Represents the sum of (i) $2,200 in subsidies for the lease or purchase of an EV, (ii) $11,400 in matching 401(k) contributions and (iii) legal expenses paid for the benefit of Mr. Mercer in the amount of $14,580.

6.	This amount is comprised of the following:
Grant Date	Number of RSUs	Grant Date Fair Value†	Vesting Schedule at Grant‡
February 2021	3,100,000	$22,010,000(a)	Fully vested
August 2021*	5,250,000	$48,825,000(b)	Vest in full on January 1, 2022
November 2021*	5,250,000	$59,167,500(c)	Performance-based vesting upon attainment of specified stock price targets
November 2021*	2,000,000	$24,200,000(c)(d)	Performance-based vesting upon attainment of a revenue target of $239 million by December 31, 2023
November 2021*	2,000,000	$24,200,000(c)(d)	Performance-based vesting upon attainment of specified stock price targets
*
Denotes award contemplated as part of the Business Combination, as described more fully below. All awards presented in the table above were granted prior to or contemplated as part of the Business Combination.

†	As determined in accordance with the provisions of FASB ASC Topic 718.
‡	See “Outstanding Equity Awards at Fiscal Year-End Table” below for further information regarding vesting schedules.
(a)	Granted by Legacy Volta board of directors prior to entering into agreements for the Business Combination.
(b)
Granted in replacement of the Carve-Out Plan (as defined below) in connection with the closing of the Business Combination. This award was disclosed in, and represented a negotiated agreement between the parties to, the proxy statement / registration statement on Form S-4 (the “Business Combination Proxy”) as part of the proposal to approve the FIP. The FIP was approved by the pre-Business Combination shareholders of Tortoise Corp II in August 2021 following approval by the Legacy Volta board of directors and the Tortoise Corp II board of directors prior to the Business Combination.

(c)
Granted in November 2021 following the closing of the Business Combination. Each award was negotiated by the parties to the Business Combination and disclosed in the Business Combination Proxy as part of the proposal to approve the Volta Equity Incentive Plan. The Volta Equity Incentive Plan was approved by the pre-Business Combination shareholders of Tortoise Corp II in August 2021 following approval by the Legacy Volta board of directors and the Tortoise Corp II board of directors prior to the closing of the Business Combination. The grant of such awards, however, did not occur until after the filing of the Company’s registration statement on Form S-8, which could not be filed earlier than 60 days following the closing of the Business Combination due to the rules relating to former shell companies and such Form S-8 registration statements.

(d)	Forfeited pursuant to the terms of the Separation Agreements.
7.
Represents the sum of (i) $2,400 in subsidies for the lease or purchase of an EV; (ii) $11,600 in matching 401(k) contributions and (iii) legal expenses paid for the benefit of Mr. Mercer in the amount of $69,048.

8.
Represents the sum of (i) $1,600 in subsidies for the lease or purchase of an EV, (ii) $5,933 in matching 401(k) contributions and (iii) legal expenses paid for the benefit of Mr. Wendel in the amount of $14,580.

9.	This amount is comprised of the following:
Grant Date	Number of RSUs	Grant Date Fair Value†	Vesting Schedule at Grant‡
February 2021	2,600,000	$18,226,000(a)	Fully vested
August 2021*	5,250,000	$48,825,000(b)	Vest in full on January 1, 2022
November 2021*	4,500,000	$50,715,000(c)	Performance-based vesting upon attainment of specified stock price targets
November 2021*	1,375,000	$16,637,500(c)(d)	Performance-based vesting upon attainment of a revenue target of $239 million by December 31, 2023
November 2021*	1,375,000	$16,637,500(c)(d)	Performance-based vesting upon attainment of specified stock price targets
*
Denotes award contemplated as part of the Business Combination, as described more fully below. All awards presented in the table above were granted prior to or contemplated as part of the Business Combination.

†	As determined in accordance with the provisions of FASB ASC Topic 718.
‡	See “Outstanding Equity Awards at Fiscal Year-End Table” below for further information regarding vesting schedules.
(a)	Granted by Legacy Volta board of directors prior to entering into agreements for the Business Combination.
(b)
Granted in replacement of the Carve-Out Plan in connection with the closing of the Business Combination. This award was disclosed in in the Business Combination Proxy as part of the proposal to approve the FIP. The FIP was approved by the pre-Business Combination shareholders of Tortoise Corp II in August 2021 following approval by the Legacy Volta board of directors and the Tortoise Corp II board of directors prior to the Business Combination.

(c)
Granted in November 2021 following the closing of the Business Combination. Each award was negotiated by the parties to the Business Combination and disclosed in, and represented a negotiated agreement between the parties to, the Business Combination Proxy as part of the proposal to approve the Volta Equity Incentive Plan. The Volta Equity Incentive Plan was approved by the pre-Business Combination shareholders of Tortoise Corp II in August 2021 following approval by the Legacy Volta board of directors and the Tortoise Corp II board of directors prior to the closing of the Business Combination. The grant of such awards, however, did not occur until after the filing of the Company’s registration statement on Form S-8, which could not be filed earlier than 60 days following the closing of the Business Combination due to the rules relating to former shell companies and such Form S-8 registration statements.

(d)	Forfeited pursuant to the terms of the Separation Agreements.
10.
Represents the sum of (i) $2,400 in subsidies for the lease or purchase of an EV, (ii) $11,600 in matching 401(k) contributions and (iii) legal expenses paid for the benefit of Mr. Wendel in the amount of $69,048.

11.	Mr. Chadwick joined Volta on April 19, 2021.
12.	Represents the sum of (i) $1,200 in subsidies for the lease or purchase of an EV and (ii) $10,715 in matching 401(k) contributions.
Narrative Disclosure to Summary Compensation Table
For 2020 and 2021, the compensation program for Volta’s named executive officers consisted of base salary, bonus and equity awards as well as benefits including 401(k) matching contributions and subsidies for the lease or purchase of an EV.
Employment Agreements
Mr. Mercer and Mr. Wendel each entered into an employment agreement with Volta on December 18, 2018. Mr. Chadwick entered into an employment agreement with Volta on April 19, 2021. The narrative below summarizes the payments and benefits that each named executive officer is currently eligible to receive on an annualized basis.
Settlement and Release Agreements
On March 28, 2022, the Company announced that it and Scott Mercer and Christopher Wendel agreed to the resignation of each of Mr. Mercer and Mr. Wendel as an officer and employee of the Company. Mr. Wendel’s resignation was effective as of March 26, 2022, while Mr. Mercer continued to serve as Chief Executive Officer for a transition period ending on April 15, 2022, the date on which the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 was filed with the Securities and Exchange Commission. Mr. Mercer will serve as an independent advisor to the Board through March 31, 2023.
In connection with their resignations, the Company entered into the Separation Agreements. Under the Separation Agreements, (i) each of Mr. Mercer and Mr. Wendel will receive continued payment of his base salary for six months, and continued healthcare coverage at active employee rates for up to twelve months, following his resignation; (ii) through December 31, 2025, each of Mr. Mercer and Mr. Wendel agrees that he will vote all of his beneficially-owned voting stock of the Company in accordance with the recommendations of Institutional Shareholder Services Inc., except with respect to proposals for or against a transaction that would result in a change of control of the Company and certain similar transactions, and will not attempt to influence, form a group with or support other Company shareholders (and will not transfer any of his shares of the Company’s capital stock to his affiliates or associates unless the affiliate or associate agrees to be bound by the requirement described in this clause (ii)); (iii) each of Mr. Mercer and Mr. Wendel agrees not to stand for reelection to the Board (in Mr. Mercer’s case, until after December 31, 2025); (iv) each share of Class B Common Stock and any equity awards or convertible securities denominated in shares of Class B Common Stock held by each of Mr. Mercer and Mr. Wendel was converted into an equal number of shares of Class A Common Stock or securities convertible into Class A Common Stock, as applicable; (v) the awards of 5,250,000 vested restricted stock units held by each of Mr. Mercer and Mr. Wendel and granted pursuant to the FIP adopted upon Closing to replace that certain Volta Management Carve-Out Plan (the “Carve-Out Plan”), pursuant to which in the event of a “liquidity transaction” (as defined in the Carve-Out Plan), Mr. Mercer and Mr. Wendel would each be eligible to receive 2% of the “aggregate proceeds” (as defined in the Carve-Out Plan), subject to their execution of a release of claims in favor of Legacy Volta, were be settled into shares of Class A Common Stock on April 1, 2022; (vi) the unvested awards of 5,250,000 market-vesting restricted stock units held by Mr. Mercer and 4,500,000 market-vesting restricted stock units held by Mr. Wendel, in each case granted on November 15, 2021, remain outstanding and subject to vesting and settlement into shares of Class A Common Stock based on achievement of the applicable share price thresholds; one third of these awards will vest if the price of the Company’s common stock equals or exceeds $15.00, one third of these awards will vest if the price of the Company’s common stock equals or exceeds $20.00, and one third of these awards will vest if the price of the Company’s common stock equals or exceeds $25.00 (in each case for 20 trading days within any 30-trading-day period on or prior to August 26, 2026), and the awards are subject to full acceleration upon a change in control of the Company (as defined in the FIP); (vii) the outstanding, unvested portion of equity-based awards granted to each of Mr. Mercer and Mr. Wendel prior to the Closing on August 26, 2021, became fully vested; (viii) all other outstanding unvested Company equity awards held by each of Mr. Mercer and Mr. Wendel, consisting of 4,923,695 restricted stock units held by Mr. Mercer and 3,492,972 restricted stock units held by Mr. Wendel were immediately forfeited; and (ix) each of Mr. Mercer and Mr. Wendel were entitled to reimbursement of reasonable expenses in connection with their entry into the Separation Agreements. The Separation Agreements also included customary mutual release and non-disparagement provisions on behalf of the Company and each of Mr. Mercer and Mr. Wendel. In addition, under his Separation Agreement, Mr. Mercer agreed to serve as an independent advisor to the Board through March 31, 2023 in exchange for a $375,000 consulting fee.
Base Salary
In 2020 and 2021, each of Volta’s named executive officers received an annual base salary to compensate them for services rendered to Volta. On February 1, 2020, the base salary of each of Mr. Mercer and Mr. Wendel increased from $275,000 to $300,000. In response to the COVID-19 pandemic, Volta implemented a salary reduction program and reduced the annual base compensation of each named executive officer by 30% from April 16, 2020 through July 15, 2020. Mr. Wendel elected to further reduce his base salary by 100% from April 16, 2020 through July 15, 2020 (i.e., he received no base salary, as explained below). The base salaries for our named executive officers were returned to pre-reduction levels beginning July 16, 2020.
On February 1, 2021, the base salary of each of Mr. Mercer and Mr. Wendel increased from $300,000 to $450,000 and $300,000 to $400,000, respectively. Mr. Chadwick joined Volta on April 1, 2021 at a base salary of $400,000.
The actual base salary received by each named executive officer is set forth above in the Summary Compensation Table in the column titled “Salary.”
Cash Bonus
Each named executive officer’s employment agreement provides that the named executive officer will be eligible to earn a discretionary annual bonus equal to a percentage of his base salary as determined by the Board. In 2020, Mr. Mercer and Mr. Wendel were eligible to earn annual cash bonuses based on their performance, as determined by the Board, in its discretion. In 2021, Mr. Mercer, Mr. Wendel and Mr. Chadwick were eligible to earn annual cash bonuses based on their performance, as determined by the Board, in its discretion.
The actual annual cash bonuses awarded to each of Volta’s named executive officers for 2020 and 2021 performance are set forth above in the Summary Compensation Table in the column titled “Bonus.”
Equity Awards
In 2020, each of Volta’s named executive officers received options to purchase shares of Class B Common Stock under the Legacy Volta Option Plan as follows: (a) Mr. Mercer received options to purchase (i) 200,000, (ii) 8,621 and (iii) 475,000 shares of Class B Common Stock, and (b) Mr. Wendel received options to purchase (i) 200,000, (ii) 28,736 and (iii) 475,000 shares of Class B Common Stock.
Under the COVID-19 salary reduction program referenced above, Volta reduced the base salary of each named executive officer by 30% as described above and offered each named executive officer the opportunity to either (i) reduce his working time or (ii) receive an option to purchase shares of Class B Common Stock under the Legacy Volta Option Plan. Each of the named executive officers elected to receive options. In addition, Mr. Wendel elected to further reduce his base salary to $0, such that he received no base salary from April 16, 2020 through July 15, 2020, in exchange for the opportunity to receive an option to purchase shares of Class B Common Stock under the Legacy Volta Option Plan. On May 12, 2020 the Legacy Volta board of directors granted Mr. Mercer and Mr. Wendel options to purchase 8,621 and 28,736 shares of Class B Common Stock, respectively. The number of shares issuable upon the exercise of each such option is equal to the total base salary that the named executive officer did not receive from April 16, 2020 until July 15, 2020 divided by $2.61, rounded up to the nearest share.
2021 Equity Awards
In April 2021, Mr. Chadwick received options to purchase 606,750 shares of Class A Common Stock.

In 2021, each of Volta’s named executive officers received RSUs covering shares of Class A Common Stock as follows: (a) in November 2021, Mr. Mercer received RSUs covering (i) 5,250,000, (ii) 2,000,000 and (iii) 2,000,000 shares of Class A Common Stock (see footnote 6 of the Summary Compensation Table above for further information relating to these awards), (b) in November 2021, Mr. Wendel received RSUs covering (i) 4,500,000, (ii) 1,375,000 and (iii) 1,375,000 shares of Class A Common Stock (see footnote 9 of the Summary Compensation Table above for further information relating to these awards) and (c) Mr. Chadwick received RSUs covering (i) 500,000 in November 2021, and, in December 2021, (ii) 24,704 and (iii) 24,704 shares of Class A Common Stock. Additionally, Mr. Mercer and Mr. Wendel received RSUs covering 5,250,000 and 5,250,000 shares of Class B Common Stock, respectively, granted at Closing pursuant to the FIP, which was adopted upon Closing to replace the Carve-Out Plan, under which Mr. Mercer and Mr. Wendel would each be eligible to receive 2% of the “aggregate proceeds” (as defined in the Carve-Out Plan), subject to their execution of a release of claims in favor of Legacy Volta (see footnotes 11 and 12 of the Summary Compensation Table for further information relating to these awards).
In February 2021, Mr. Mercer and Mr. Wendel received restricted stock awards of 3,100,000 and 2,600,000 shares of Class A Common Stock, respectively.
Volta Equity Incentive Plan
General. The Volta Equity Incentive Plan is a continuation of the Legacy Volta Option Plan; the Legacy Volta board of directors originally adopted, and Volta’s stockholders approved the Legacy Volta Option Plan on December 15, 2014. The Volta Equity Incentive Plan was amended and restated, and renamed, effective at the Closing on August 26, 2021. The Volta Equity Incentive Plan provides for the grant of incentive stock options to Volta employees (and employees of any parent or majority-owned subsidiary of Volta), and for the grant of non-statutory stock options, restricted stock, RSUs and stock appreciation rights to Volta employees, directors and consultants (and employees and consultants of any parent or majority-owned subsidiary of Volta).
Share Reserve. Volta reserved an aggregate of 45,187,241 shares of Class A Common Stock and 134,993 shares of Class B Common Stock under the Volta Equity Incentive Plan. There are no longer any shares of Class B Common Stock reserved for issuance under the Volta Equity Incentive Plan and no outstanding awards are exercisable or otherwise issuable for shares of Class B Common Stock. The number of shares available for issuance under the Volta Equity Incentive Plan will be automatically increased on the first day of each fiscal year commencing with the 2022 fiscal year in an amount equal to the lesser of (x) five percent (5%) of the outstanding Shares on the last day of the immediately preceding fiscal year and (y) an amount determined by the Board, with such shares to be comprised of Class A Common Stock. Such shares may be authorized but unissued, or reacquired, common stock.
Plan Administration. The compensation committee of the Board administers the Volta Equity Incentive Plan.
Types of Awards. The Volta Equity Incentive Plan provides for the grant of incentive options, non-statutory options, restricted stock, RSUs and stock appreciation rights.
Stock Options. The Board has discretion to grant incentive or non-statutory options under the Volta Equity Incentive Plan, provided that incentive options may only be granted to employees. The exercise price per share applicable to such options must generally be equal to at least the fair market value per share of Class A Common Stock or Class B Common Stock, as applicable, on the date of grant. The term of options may not exceed ten years; provided, however, that any incentive option granted to a participant who owns more than 10% of the total combined voting power of all classes of Volta Common Stock, or of certain of Volta’s subsidiary corporations, may not have a term in excess of five years and must have an exercise price per share equal to at least 110% of the fair market value per share of Class A Common Stock or Class B Common Stock, as applicable, on the grant date. Subject to the provisions of the Volta Equity Incentive Plan, the Board has discretion to determine the remaining terms of the options (e.g., vesting). After the termination of a participant’s service, the participant may only exercise his or her option, to the extent vested, for a specified period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months following the termination of service. In all other cases except for a termination for cause, the option will generally remain exercisable for 3 months following the termination of service. In the event of a termination for cause, the option will immediately terminate. However, in no event may an option be exercised later than the expiration of its maximum term.
Restricted Stock. The Board has discretion to grant Volta Restricted Stock under the Volta Equity Incentive Plan. Volta Restricted Stock are generally shares of Class A Common Stock or Class B Common Stock that are issued or sold to a participant pursuant to the Volta Equity Incentive Plan and subject to repurchase by Volta under certain circumstances and that are fully vested at grant or that will vest in accordance with terms and conditions established by the Board, in its sole discretion. The Board has discretion to determine the number of shares that the participant may receive or purchase, the price to be paid (if any) and the time by which the participant must accept the shares/offer.
RSUs. The Board has discretion to grant RSUs under the Volta Equity Incentive Plan. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of Class A Common Stock or Class B Common Stock, as applicable. The Board, in its discretion, determines whether RSUs should be granted, the total units granted and/or the vesting terms applicable to such units. Participants holding RSUs will hold no voting rights by virtue of such RSUs. The Board may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs. RSUs may be settled in cash, shares of Class A Common Stock or Class B Common Stock, as applicable, or any combination thereof or in any other form of consideration, as determined by the Board, in its sole discretion.
Stock Appreciation Rights. The Board has discretion to grant stock appreciation rights under the Volta Equity Incentive Plan and to determine the terms and conditions of each stock appreciation right, except that the exercise price for each stock appreciation right cannot be less than 100% of the fair market value of the underlying shares of Class A Common Stock or Class B Common Stock, as applicable, on the date of grant. Upon exercise of a stock appreciation right, a participant will receive payment from Volta in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the stock appreciation right is exercised. Stock appreciation rights may be paid in cash, shares of Class A Common Stock or Class B Common Stock, as applicable, or any combination thereof, or in any other form of consideration, as determined by the Board in its discretion. Stock appreciation rights are exercisable at the times and on the terms established by the Board, in its discretion.
Non-transferability of Awards. Unless the Board provides otherwise, awards granted under the Volta Equity Incentive Plan are generally not transferable.
Certain Adjustments. In the event of certain corporate events or changes in Volta’s capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the Volta Equity Incentive Plan, the Board will make adjustments to one or more of the number, kind and class of securities that may be delivered under the Volta Equity Incentive Plan and/or the number, kind, class and price of securities covered by each outstanding award.
Dissolution or Liquidation. In the event of Volta’s dissolution or liquidation, each outstanding award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Board.
Change in Control. The Volta Equity Incentive Plan provides that in the event of a change in control, unless otherwise provided in the applicable award agreement or as determined by the Board at the time of grant, outstanding awards will be assumed, cancelled if not exercised/settled or cashed out in lieu of exercise as determined by the Board.
Amendment or Termination. The Board may amend or terminate the Volta Equity Incentive Plan at any time, provided such action does not impair the rights or obligations of any participant without his or her consent. In addition, stockholder approval must be obtained to the extent necessary and desirable to comply with applicable laws.
Benefits and Perquisites
Volta provides benefits to its named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; health savings account; life insurance; subsidies in the form of reimbursements up to $200 per month for the lease or purchase of EVs; and a tax-qualified Section 401(k) plan for which Volta matches 100% of contributions up to 4% of the employee’s salary. In fiscal years 2020 and 2021, Volta paid legal expenses for each of Mr. Mercer and Mr. Wendel related to executive compensation matters.

Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information regarding each outstanding option award or unvested stock award held by each named executive officer as of December 31, 2021.
		Volta Option Awards(1)			Stock Awards(2)
Name	Number of Securities Underlying Unexercised Volta Options (#) Exercisable	Number of Securities Underlying Unexercised Volta Options (#) Unexercisable	Volta Option Exercise Price(3)	Volta Option Expiration Date	Number of Securities that Have Not Vested (#)	Market Value of Securities that Have Not Vested
Scott Mercer	—	—	—	—	5,250,000(4)	$38,535,000
	213,515(5)	79,301	$0.57	1/9/2029	—	—
	230,565(6)(7)	—	$0.32	11/6/2027	—	—
	135,922(8)(9)	—	$0.57	12/25/2028	—	—
	—	—	—	—	5,250,000(10)	$38,535,000
	—	—	—	—	2,000,000(11)	$14,680,000
	—	—	—	—	2,000,000(10)	$14,680,000
	—	—	—	—	379,219(12)	$2,783,468
	—	—	—	—	408,293(13)	$2,996,871
	—	—	—	—	131,463(14)	$964,939
					19,293(15)	$141,611
Christopher Wendel	—	—	—	—	5,250,000(4)	$38,535,000
	—	—	—	—	4,500,000(10)	$33,030,000
	—	—	—	—	1,375,000(11)	$10,092,500
	—	—	—	—	1,375,000(10)	$10,092,500
	—	—	—	—	379,219(12)	$2,783,468
	—	—	—	—	242,700(14)	$1,781,418
	—	—	—	—	408,293(13)	$2,996,871
	—	—	—	—	98,596(15)	$723,695
Francois Chadwick	—	606,750(16)	$6.17	4/22/2031	—	—
	—	—	—	—	500,000(10)	$3,670,000
	—	—	—	—	24,704(10)	181,328
	—	—	—	—	24,704(17)	181,328
1.	Except as otherwise set forth below, all options reflected herein cover shares of Class A Common Stock granted under the Volta Equity Incentive Plan.
2.	Except as otherwise set forth below, all stock awards reflected herein cover shares of Class A Common Stock granted under the Volta Equity Incentive Plan.
3.	This column represents the fair market value of a share of Class A Common Stock and Class B Common Stock, as applicable, on the date of grant, as determined by the Board.
4.
Represents shares of Class B Common Stock underlying an RSU. The RSU will vest upon the earliest of: (i) January 1, 2022, subject to the named executive officer’s continuous service through such date, (ii) the named executive officer’s termination of service by Volta without Cause (as defined in the applicable employment agreement); (iii) the named executive officer’s resignation from service for Good Reason (as defined in the applicable employment agreement); (iv) the named executive officer’s termination of service as a result of the named executive officer’s death or Disability (as defined in the applicable employment agreement); (v) as of immediately prior to a Change in Control (as defined in the applicable employment agreement); or (vi) as otherwise provided in the named executive officer’s employment agreement with Volta.

5.
The option is subject to a four-year vesting schedule, with 25% of the option shares vesting on January 10, 2020 and 1/48th of the shares vesting monthly thereafter, subject to the option holder’s continuous service through each vesting date.

6.	This award relates to an option that was amended to provide for immediate exercisability in December 2020.
7.	These option shares are part of an option originally covering a total of 190,000 shares of Class B Common Stock. The option is fully vested.
8.	This award covers shares of Class B Common Stock.
9.	The option was fully vested on the date of grant.
10.
Represents shares of Class A Common Stock underlying an RSU. The RSU will vest based on the achievement of specified stock price targets on or before August 26, 2026; provided that, any shares subject to the RSU which have not vested on or before August 26, 2026 shall no longer be eligible to vest and shall automatically be forfeited and returned to the Plan.

11.	Represents shares of Class A Common Stock underlying an RSU. The RSU will vest on the date the Company achieves $239 million in annual revenue (the “Revenue Target”), subject to the holder continuing to remain a service provider through such date; provided, however, that if the Revenue Target is not met by December 31, 2023, all shares underlying the RSU will be automatically forfeited. The RSU was forfeited under each Separation Agreement.
12.
Represents shares of Class B Common Stock subject to a right of repurchase in favor of the Company. The repurchase right will lapse as to 25% of the total number of shares on August 6, 2019, and as to 1/48th of the total number of shares on each monthly anniversary thereafter, subject to the holder’s continued service through each vesting date.

13.
Represents shares of Class B Common Stock subject to a right of repurchase in favor of the Company. The repurchase right will lapse as to 25% of the total number of shares on October 3, 2020 and as to 1/48th of the total number of shares on each monthly anniversary thereafter, subject to the holder’s continued service through each vesting date.

14.
Represents shares of Class B Common Stock subject to a right of repurchase in favor of the Company. The repurchase right will lapse as to 25% of the total number of shares on February 1, 2020 and as to 1/48th of the total number of shares on each monthly anniversary thereafter, subject to the holder’s continued service through each vesting date.

15.
Represents shares of Class B Common Stock subject to a right of repurchase in favor of the Company. The repurchase right will lapse as to 25% of the total number of shares on January 10, 2019 and as to 1/48th of the total number of shares on each monthly anniversary thereafter, subject to the holder’s continued service through each vesting date.

16.
Represents shares of Class A Common Stock underlying an RSU. The RSU will vest as to 1/3 of the total number of shares on November 15, 2022, and 1/12th of the total number of shares will vest on each quarterly anniversary thereafter, subject to the named executive officer’s continued service through each vesting date.

17.
These option shares are part of an option originally covering a total of 500,000 shares of Class B Common Stock. The option is subject to a four-year vesting schedule, with 25% of the option shares vesting on April 19, 2022 and 1/48th of the shares vesting monthly thereafter, subject to the option holder’s continuous service through each vesting date. As of December 31, 2021, 0 shares subject to the option are vested.

Additional Narrative Disclosure
Retirement Benefits
Volta currently maintains a retirement plan intended to provide benefits under section 401(k) of the Code where employees, including the named executive officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. Volta matches 100% of contributions of up to 4% of the employee’s salary. The contributions made on behalf of the named executive officers for fiscal years 2020 and 2021 are disclosed above in the notes to the Summary Compensation Table.
Potential Payments on Termination or Change in Control
The following discussion describes the amounts and benefits that would have been owed to the named executive officers in the event of certain terminations of employment or change in control as of the end of fiscal year 2021 under the employment agreements and Carve-Out Plan (as defined below).
Employment Agreements. Each of the named executive officers has entered into an employment agreement with Volta as described above in the section titled “Narrative Disclosure to Summary Compensation Table.” Each employment agreement with Volta’s named executive officers provides for an initial term that continues until the one-year anniversary of the effective date of the agreement and shall thereafter automatically renew for successive additional one-year terms unless Volta or the named executive officer provides at least 90 days’ written notice of their intent not to renew the agreement; provided however, the named executive officer’s employment shall continue to be at-will and Volta or the named executive officer may terminate the named executive officer’s employment earlier at any time, for any reason, with or without cause and with or without notice.
Volta may terminate any of the employment agreements with the named executive officers immediately for “cause” (as defined in the applicable employment agreement). If the employment of a named executive officer is terminated by Volta without “cause” or terminates as a result of his death or disability, or the named executive officer resigns for “good reason” (as defined in the applicable employment agreement), the named executive officer will be entitled to receive the following severance benefits, subject to his execution of a release of claims in favor of Volta, its affiliates and any of their present, former and future owners, members, directors, officers, shareholders, employees, agents, servants, representatives, attorneys, predecessors, successors and assigns: (i) continued payment of his base salary for the lesser of the balance of the term of the agreement or six months following his termination date, (ii) acceleration of all outstanding unvested equity awards, (iii) any unpaid annual bonus for the completed fiscal year prior to the termination date, which bonus will be paid at the same time bonuses are paid to other senior executives and (iv) reimbursement or payment of COBRA premiums charged for coverage that exceeds the amount paid for similar coverage by active employees for up to twelve months following the named executive officer’s termination date.

Pursuant to each of the employment agreements with the named executive officers, the named executive officer is also entitled to full acceleration of all outstanding unvested equity awards if Volta consummates a “change of control” (as defined in the applicable employment agreement) during the term of the agreement.
Executive Compensation Arrangements
This section describes the plans and arrangements Volta maintains for the benefit of its employees, including the named executive officers.
Volta Equity Incentive Plan. The Volta Equity Incentive Plan facilitates the grant of equity awards to attract, retain and incentivize employees (including the named executive officers), independent contractors and directors of Volta and its affiliates, which is essential to Volta’s long term success.
Volta Founder Incentive Plan. The FIP facilitated the grant of equity awards to Mr. Mercer and Mr. Wendel and was terminated by Board in May 2022. The FIP was adopted upon Closing to replace the Carve-Out-Plan, pursuant to which in the event of a “liquidity transaction” (as defined in the Carve-Out Plan), Mr. Mercer and Mr. Wendel would each be eligible to receive 2% of the “aggregate proceeds” (as defined in the Carve-Out Plan), subject to their execution of a release of claims in favor of Legacy Volta.
Volta 2021 Employee Stock Purchase Plan. The 2021 Employee Stock Purchase Plan allows employees of Volta and its affiliates to purchase shares of Class A Common Stock at a discount through payroll deductions and to benefit from stock price appreciation, thus enhancing the alignment of employee and stockholder interests.

EQUITY COMPENSATION PLAN INFORMATION
We currently maintain the following equity compensation plans that provide for the issuance of shares of our Class A common stock to our officers and other employees, directors and consultants, each of which has been approved by our stockholders: our 2021 Equity Incentive Plan (the “2021 EIP”) and our 2021 Employee Stock Purchase Plan (“ESPP”).
The following table presents information as of December 31, 2021 with respect to compensation plans under which shares of our common stock may be issued.
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, rights and vesting of RSUs	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders(1)	65,481,399	6.02(2)	18,073,326
Equity compensation plans not approved by security holders	—	—	—
Total	65,481,399	6.02	18,073,326
(1)	Includes our 2021 EIP and our ESPP. For a description of these plans, refer to Note 12 to our Annual Report on Form 10-K for the year ended December 31, 2021.
(2)	Outstanding awards of restricted stock units have no exercise price.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following includes a summary of transactions since January 1, 2020 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under the section entitled “Executive Compensation.”
Stockholder Support Agreement
On February 7, 2021, Tortoise Corp II, Legacy Volta and certain shareholders of Legacy Volta entered into a Stockholder Support Agreement (the “Stockholder Support Agreement”) pursuant to which such shareholders agreed to vote all of their shares of Legacy Volta Common Stock and Legacy Volta Preferred Stock in favor of the approval and adoption of the Business Combination. Under the Stockholder Support Agreement, the shareholders agreed to execute and deliver a written consent with respect to their outstanding shares in favor of the approval and adoption of the Merger Agreement and the Business Combination within forty-eight hours of Tortoise Corp II’s registration statement on Form S-4 becoming effective. In addition, the Stockholder Support Agreement prohibited the shareholders from engaging in activities that have the effect of soliciting a competing acquisition proposal. The Stockholder Support Agreement terminated as of the Effective Time of the Business Combination pursuant to the terms thereof.
Amended and Restated Registration Rights Agreement
In connection with the Closing, that certain Registration Rights Agreement, dated September 10, 2020, among Tortoise Corp II and certain persons and entities holding securities of Tortoise Corp II (the “IPO Registration Rights Agreement”), was amended and restated and Tortoise Corp II, certain persons and entities holding securities of Tortoise Corp II prior to the Closing (the “Initial Holders”) and certain persons and entities receiving Class A Common Stock or instruments exercisable for Class A Common Stock in connection with the Business Combination (the “New Holders” and, together with the Initial Holders, the “Registration Rights Holders”) entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”).
Pursuant to the A&R Registration Rights Agreement, Volta agreed that, within 30 calendar days after the consummation of the Business Combination, Volta will file with the SEC (at Volta’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Registration Rights Holders (the “Resale Registration Statement”), and Volta will use its commercially reasonable best efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, certain of the Registration Rights Holders can demand up to three underwritten offerings, and all of the Registration Rights Holders will be entitled to customary piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by Volta if it fails to satisfy any of its obligations under the A&R Registration Rights Agreement.
Lock-Up Arrangements
On February 7, 2021, the Founders of Volta entered into the Lock-Up Agreement (the “Lock-Up Agreement”) with Tortoise Corp II and Volta, pursuant to which they agreed, subject to certain customary exceptions, not to effect any (a) direct or indirect sale, assignment, pledge, hypothecation, disposition, loan or other transfer, or entry into any agreement with respect to any sale, assignment, pledge, hypothecation, disposition, loan or other transfer, with respect to any shares of Class A Common Stock or Class B Common Stock held by them immediately after the Effective Time, including any shares of Class A Common Stock or Class B Common Stock issuable upon the exercise of options or warrants to purchase shares of Class A Common Stock or Class B Common Stock held by them immediately following the Closing or (b) publicly announce any intention to effect any transaction specified in clause (a), in each case, until the date that is the earlier of (i) one year after the Closing Date and (ii) the earlier to occur of, subsequent to the Closing Date, (x) the first date on which the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as equitably adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing and (y) the date on which there is consummated a subsequent liquidation, merger, share exchange or other similar transaction which results in all of Volta’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property.

Additionally, our bylaws include transfer restrictions on our securities issued to Legacy Volta stockholders in connection with the Business Combination for a period of six months after the Closing.
Pre-Business Combination Related Party Transactions of Tortoise Corp II
Founder Shares
In July 2020, 7,187,500 Founder Shares were issued to Tortoise Sponsor II LLC (“Sponsor”) in exchange for the payment of $25,000 of expenses on Tortoise Corp II’s behalf. In September 2020, Tortoise Corp II effected a share capitalization with respect to its Class B Ordinary Shares of 1,437,500 shares thereof, resulting in the Sponsor holding an aggregate of 8,625,000 Founder Shares. In connection with the Initial Public Offering, the Sponsor transferred 35,000 Founder Shares to each of Juan J. Daboub, Karin M. Leidel and Sidney L. Tassin (collectively, the “Independent Directors”). The Founder Shares were identical to the Class A Ordinary Shares included in the Units sold in the Initial Public Offering except that the Founder Shares are Class B Ordinary Shares which automatically converted into Class A Ordinary Shares at the time of the Business Combination and are subject to certain transfer restrictions, as described in more detail below.
The holders of the Founder Shares agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (a) one year after the completion of the Business Combination and (b) subsequent to the Business Combination, (i) if the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation of the Business Combination, or (ii) the date on which Tortoise Corp II completes a liquidation, merger, share exchange or other similar transaction that results in all of Tortoise Corp II’s shareholders having the right to exchange their Class A Common Stock for cash, securities or other property.
Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, Tortoise Corp II completed the Private Placement of the Private Warrants to an affiliate of the Sponsor, generating gross proceeds of approximately $8.9 million. Each Private Warrant is exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share. A portion of the proceeds from the sale of the Private Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. The Private Warrants are non-redeemable for cash and exercisable on a cashless basis.
The affiliate of the Sponsor and Tortoise Corp II’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Warrants until 30 days after the completion of the Business Combination.
Related Party Notes
On July 29, 2020, the Sponsor agreed to loan Tortoise Corp II funds to cover expenses related to the Initial Public Offering pursuant to an unsecured promissory note (the “Note”). The Note was non-interest bearing and payable on the earlier of 180 days and the closing of the Initial Public Offering. Tortoise Corp II borrowed approximately $181,000 under the Note and repaid the Note in full on September 21, 2020.
Administrative Services Agreement
Pursuant to an Administrative Services Agreement between Tortoise Corp II and Tortoise Capital Advisors, L.L.C. (“Tortoise Capital Advisors”), an affiliate of the Sponsor, dated September 10, 2020 (the “Administrative Services Agreement”), Tortoise Corp II agreed to pay Tortoise Capital Advisors a total of $10,000 per month for office space, utilities and administrative support. Tortoise Corp II incurred $30,000 and $60,000 for expenses in connection with the Administrative Services Agreement for the three months and six months ended June 30, 2021, respectively. No amounts were due as of June 30, 2021 and December 31, 2020. The agreement terminated upon the consummation of the Business Combination.
Forward Purchase Agreement
Tortoise Corp II entered into a forward purchase agreement (the “Forward Purchase Agreement”) pursuant to which Tortoise Corp II may elect, in its sole and absolute discretion, to offer CIBC National Trust Company (“CIBC National Trust”) the opportunity to purchase forward purchase units, consisting of one Class A ordinary share of

Tortoise Corp II (the “Forward Purchase Shares”) and one-fourth of one redeemable warrant (the “Forward Purchase Warrants”), where each whole redeemable warrant is exercisable to purchase one Class A ordinary share of Tortoise Corp II at an exercise price of $11.50 per share (the “Forward Purchase Units”), and, if CIBC National Trust accepts such offer, it commits to purchase at least a minimum aggregate amount equal to either (a) 10% of the gross proceeds from a private placement that may close simultaneously with the closing of the Initial Business Combination or (b) 10% of the gross proceeds from the Initial Public Offering (the “Minimum Aggregate Amount”), and up to $100,000,000 of Forward Purchase Units at a price per unit equal to the public offering price (the “Maximum Aggregate Amount”). The Forward Purchase Shares are identical to the Class A Ordinary Shares included in the Units sold in the Initial Public Offering and the Forward Purchase Warrants will have the same terms as the Public Warrants, except the Forward Purchase Shares and the Forward Purchase Warrants will be subject to transfer restrictions and certain registration rights. The funds from the sale of the Forward Purchase Units may be used as part of the consideration to the sellers in the Initial Business Combination, and any excess funds may be used for the working capital needs of the post-transaction company. The Forward Purchase Agreement is subject to conditions, including CIBC National Trust specifying the amount of Forward Purchase Units between the Minimum Aggregate Amount and Maximum Aggregate Amount (the “Specified Amount”) it wishes to purchase after Tortoise Corp II notifies CIBC National Trust of its intention to offer CIBC National Trust the opportunity to purchase Forward Purchase Units. Tortoise Corp II may specify, in its sole and absolute discretion and at any time prior to or after CIBC National Trust has indicated its Specified Amount, an amount below the Specified Amount that Tortoise Corp II is willing to sell to CIBC National Trust. CIBC National Trust may choose to accept Tortoise Corp II’s offer to purchase the Forward Purchase Units entirely within CIBC National Trust’s sole discretion. Accordingly, if CIBC National Trust does not accept Tortoise Corp II’s offer to purchase the Forward Purchase Units, it will not be obligated to purchase the Forward Purchase Units. On February 8, 2021, and in connection with CIBC National Trusts entering into of a subscription agreement to purchase shares of Class A Common Stock in the PIPE Financing, Tortoise Corp II delivered a notice to CIBC National Trust stating that Tortoise Corp II will not elect to offer CIBC National Trust the opportunity to purchase Forward Purchase Units pursuant to the Forward Purchase Agreement.
Letter Agreement
The Founder Shares, Private Warrants and any Class A Common Stock issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to a letter agreement entered into by the Sponsor and Tortoise Corp II’s officers and directors. This letter agreement provides that the Founder Shares may not be transferred, assigned or sold until the earlier of (x) one year after the Closing or earlier if, subsequent to the Closing, the last sale price of Volta’s Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after the Closing that results in all of Volta’s stockholders having the right to exchange their shares for cash, securities or other property.
The letter agreement provides that the Private Warrants may not be transferred, assigned or sold until 30 days following the Closing.
Pre- Business Combination Related Party Transactions of Legacy Volta
Legacy Volta Series D and D-1 Preferred Stock
Between December 2020 and February 2021, Legacy Volta sold an aggregate of 13,266,042 shares of Legacy Volta Series D Preferred Stock at a per-share issuance price of $7.3809 to accredited investors for an aggregate purchase price of approximately $97.9 million. In December 2020, Legacy Volta also issued an aggregate of 8,283,574 shares of Legacy Volta Series D-1 Preferred Stock at a per-share issuance price of $3.7731 through the conversion of certain promissory notes for an aggregate value of approximately $31.2 million. Each outstanding share of Legacy Volta Series D Preferred Stock and Legacy Series D-1 Preferred Stock converted into shares of Legacy Class B Common Stock immediately prior to the Effective Time as part of the Conversion in connection with the Business Combination.

The following table summarizes issuances of shares of Legacy Volta Series D Preferred Stock and Legacy Volta Series D-1 Preferred Stock to Legacy Volta’s directors, executive officers or holders of more than 5% of Legacy Volta’s capital stock or their respective affiliated entities.
Name of Stockholder(1)	No. of Shares (Series D)	No. of Shares (Series D-1)	Aggregate Purchase Price ($)
Virgo Hermes, LLC*(2)	—	1,386,686	$5,232,110
Entities affiliated with Energize Ventures*(3)	1,923,883	841,806	17,376,207
Carolyn Magill(4)	—	26,979	101,797
Pacific Premier Trust Custodian FBO Eli Aheto IRA(5)	34,001	—	250,958
Entities affiliated with Martin Lauber(6)	812,908	—	5,999,993
Bauer Family Investments LLC(7)	—	54,249	204,690
The Bonita K Coleman Living Trust(8)	—	54,377	205,173
Activate Capital Partners, LP*	—	412,073	1,554,795
*	Owner of more than 5% of Legacy Volta capital stock.
1.	Additional details regarding these stockholders and their equity holdings are provided in this Proxy Statement under the section “Principal Securityholders.”
2.
Virgo Hermes, LLC was, at the time of the Legacy Volta’s Series D private financing round (the “Legacy Volta Series D Financing”), an affiliate of Eli Aheto, a member of Legacy Volta’s board of directors.

3.
Consists of (i) 1,354,847 shares of Legacy Volta Series D Preferred Stock held by Energize Growth Fund I LP, (ii) 569,036 shares of Legacy Volta Series D Preferred Stock held by EV Volta SPV LLC and (iii) 841,806 shares of Legacy Volta Series D-1 Preferred Stock held by Energize Ventures Fund LP. Each of Energize Growth Fund I LP, EV Volta SPV LLC and Energize Ventures Fund LP is an affiliate of John Tough, a member of Legacy Volta’s board of directors.

4.	Carolyn Magill is the spouse of Eli Aheto, a member of Legacy Volta’s board of directors.
5.	Pacific Premier Trust Custodian FBO Eli Aheto IRA is an affiliate of Eli Aheto, a member of Legacy Volta’s board of directors.
6.
Consists of (i) 135,484 shares of Legacy Volta Series D Preferred Stock held by 19Y Ventures VI, LLC and (ii) 677,424 shares of Legacy Volta Series D Preferred Stock held by 19Y Ventures VI-2, LLC. Each of 19Y Ventures VI, LLC and 19Y Ventures VI-2, LLC is an affiliate of Martin Lauber, a member of Legacy Volta’s board of directors.

7.	Bauer Family Investments LLC is an affiliate of Christopher Wendel, a member of Legacy Volta’s board of directors and an executive officer of Legacy Volta.
8.	The Bonita K Coleman Living Trust is an affiliate of Bonita Stewart, a member of Legacy Volta’s board of directors.
Stock Transfers
On December 30, 2020, Scott Mercer, a director, executive officer and holder of more than 5% of Legacy Volta’s capital stock, sold an aggregate of 427,844 shares of Legacy Class B Common Stock to EV Volta SPV LLC, an entity affiliated with John Tough, one of Legacy Volta’s directors, at a purchase price of $7.01 per share, for an aggregate purchase price of $3.0 million. In addition, Christopher Wendel, a director, executive officer and holder of more than 5% of Legacy Volta’s capital stock, sold an aggregate of 142,615 shares of Legacy Class B Common Stock to EV Volta SPV LLC at a purchase price of $7.01 per share, for an aggregate purchase price of $1.0 million.
On December 31, 2020, Scott Mercer also sold an aggregate of 285,229 shares of Legacy Class B Common Stock to 19Y Ventures VI, LLC, an entity affiliated with Martin Lauber, one of Legacy Volta’s directors, at a purchase price of $7.01 per share, for an aggregate purchase price of $2.0 million.
Related Party Loans
In October 2015, Legacy Volta made loans to each of Scott Mercer and Christopher Wendel in the amounts of $150,000 and $105,000, respectively, to enable the purchase of 500,000 shares and 350,000 shares, respectively, of Legacy Class A Common Stock pursuant to restricted stock purchase agreements with such directors and executive officers. The loans were interest-bearing at a rate of 2.3% per annum and were secured by a pledge of such shares of Legacy Class A Common Stock. The amounts outstanding under each of the loans were repaid in full at or prior to the Closing.
In December 2016, Legacy Volta made loans of $342,000 to each of Scott Mercer and Christopher Wendel to enable the purchase of 900,000 shares of Legacy Class B Common Stock each pursuant to the Legacy Volta Option Plan. The loans were interest-bearing at a rate of 2.26% per annum and were secured by a pledge of such shares of Legacy Class B Common Stock. The amounts outstanding under each of the loans were repaid in full at or prior to the Closing.

In December 2020, Legacy Volta made loans to certain of its directors and executive officers in the amounts set forth in the table below to enable such directors and executive officers to exercise certain outstanding Legacy options to purchase shares of Legacy Class A Common Stock and Legacy Class B Common Stock, as applicable. The loans were interest-bearing at a rate of 3.25% per annum and were secured by a pledge of shares of Legacy Class A Common Stock and Legacy Class B Common Stock in the amounts detailed below. All of such loans were repaid in full at or prior to the Closing.
		Pledged Shares
Name	Principal Amount	Legacy Volta Class A Common Stock	Legacy Volta Class B Common Stock
Scott Mercer	$3,061,433	1,236,015	1,577,322
Christopher Wendel	2,810,570	605,686	2,159,552
Andrew B. Lipsher	1,278,392	177,266	1,296,041
James S. DeGraw	540,565	—	449,665
Praveen K. Mandal	365,178	—	306,552
Nadya Kohl	195,000	—	150,000
In February 2021, Legacy Volta made additional loans to certain of its directors and executive officers in the amounts set forth in the table below to facilitate the satisfaction of the recipients’ tax withholding obligations associated with the grant of vested shares of Legacy Volta restricted stock to such recipients. The loans were interest-bearing at a rate of 3.25% per annum and were secured by a pledge of shares of Legacy Class B Common Stock in the amounts detailed below. All of such loans were repaid in full at or prior to the Closing.
Name	Principal Amount	Pledged Shares (Legacy Class B Common Stock)
Scott Mercer	$5,113,961	2,089,037
Christopher Wendel	3,790,221	1,548,293
Consulting Agreements
2Predict, Inc.
Praveen Mandal, who has served as Legacy Volta’s Chief Technology Officer since October 2019, also served as the Chief Executive Officer of 2Predict until April 2021.
In February 2021, Legacy Volta entered into a Master Service Agreement with 2Predict, pursuant to which 2Predict agreed to develop data models for Legacy Volta for a term of at least one year. As of December 31, 2020, Legacy Volta has made payments of $773,632 to 2Predict under such agreements.
In April 2021, Legacy Volta entered into an Asset Purchase Agreement with 2Predict, pursuant to which Legacy Volta acquired certain assets of 2Predict for purchase consideration of $200,000 and 150,134 Class B common shares of Volta Industries, Inc. Mr. Mandal also signed a revised employment agreement as a full-time employee of Legacy Volta.
Energize Ventures
In connection with the Legacy Volta Series D Financing, Legacy Volta issued warrants to purchase 381,679 shares of Legacy Class B Common Stock at an exercise price of $1.31 per share in March 2020 to Energize Ventures, as consideration for certain consulting services provided by Energize Ventures (or its predecessor entity) to Legacy Volta. John Tough, who serves as a member of Legacy Volta’s board of directors, is a Managing Partner of Energize Ventures.
Activate Capital Partners LP
In December 2020, in connection with the Legacy Volta Series D Financing, Legacy Volta issued Activate Capital Partners LP, a holder of more than 5% of Legacy Volta’s capital stock, warrants to purchase 150,000 shares of Legacy Class B Common Stock at an exercise price of $0.01 per share, as consideration for certain consulting services provided by Activate Capital Partners LP to Legacy Volta.
Amended and Restated Investors’ Rights Agreement
In December 2020, Legacy Volta entered into an amended and restated investors’ rights agreement (the “Investors’ Rights Agreement”) with certain holders of Legacy Volta’s capital stock including certain directors, officers and holders of 5% or more of Legacy Volta’s capital stock. In particular, each of Scott Mercer, Christopher Wendel, Bonita Stewart,

Debra Crow, John Tough and Eli Aheto and each of Virgo Hermes, LLC, Activate Capital Partners LP, 19Y Ventures VI, LLC and 19Y Ventures VI-2, LLC are parties to the Investors’ Rights Agreement. Pursuant to the Investors’ Rights Agreement, the parties thereto have agreed to certain transfer restrictions relating to their equity interests in Legacy Volta and eligible holders of Legacy Volta’s capital stock received certain registration rights, information rights and pre-emptive rights relating to certain future equity issuances by Legacy Volta, each in accordance with the terms thereof. The Investors’ Rights Agreement terminated in accordance with its terms at the Closing.
Voting Agreement
In December 2020, Legacy Volta entered into an amended and restated voting agreement (the “Voting Agreement”) with certain holders of Legacy Volta’s capital stock including certain directors, officers and holders of 5% or more of Legacy Volta’s capital stock. In particular, each of Scott Mercer, Christopher Wendel, Bonita Stewart, Debra Crow, John Tough and Eli Aheto and each of Virgo Hermes, LLC, Activate Capital Partners LP, 19Y Ventures VI, LLC and 19Y Ventures VI-2, LLC are parties to the Voting Agreement. Pursuant to the Voting Agreement, the parties thereto have agreed to vote their interests in Legacy Volta in favor of the composition of the Legacy Volta board of directors as set forth in the Voting Agreement and agreed to be subject to customary drag-along rights in connection with certain prospective sale transactions, each in accordance with the terms thereof. The Voting Agreement terminated in accordance with its terms at the Closing.
Amended and Restated Right of First Refusal and Co-Sale Agreement
In December 2020, Legacy Volta entered into an amended and restated right of first refusal and co-sale agreement (the “ROFR and Co-Sale Agreement”) with certain holders of Legacy Volta’s capital stock including certain directors, officers and holders of 5% or more of Legacy Volta’s capital stock. In particular, each of Scott Mercer, Christopher Wendel, Bonita Stewart, Debra Crow, John Tough and Eli Aheto and each of Virgo Hermes, LLC, Activate Capital Partners LP, 19Y Ventures VI, LLC and 19Y Ventures VI-2, LLC are parties to the ROFR and Co-Sale Agreement. Pursuant to the ROFR and Co-Sale Agreement, certain parties thereto have agreed to grant Legacy Volta a right of first refusal on certain transfers of Legacy Volta’s equity securities, with other investors party thereto entitled to a secondary right of first refusal and a right of co-sale on transfers by other applicable holders, subject to certain exceptions, each in accordance with the terms thereof. The ROFR and Co-Sale Agreement terminated in accordance with its terms at the Closing.
Indemnification Agreements
Our Certificate of Incorporation contains (and will continue to contain if Proposal Three is approved) provisions limiting the liability of directors, and our bylaws provide that Volta will indemnify each of its directors to the fullest extent permitted under Delaware law. Our certificate of incorporation and bylaws also provide our board of directors with discretion to indemnify officers and employees when determined appropriate by our board of directors.
Volta has entered into indemnification agreements with each of its directors, officers and certain other key employees. The indemnification agreements provide that Volta will indemnify each of its directors, executive officers and other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of Volta’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law and our certificate of incorporation and bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, Volta will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.
Related Party Transactions Policy
Volta has adopted a written related party transaction policy. The policy provides that officers, directors, holders of more than 5% of any class of Volta’s voting securities and any member of the immediate family of and any entity affiliated with any of the foregoing persons will not be permitted to enter into a related-party transaction with Volta without the prior consent of the audit committee, or other independent members of our Board in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for Volta to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the audit committee for review, consideration and approval. In approving or rejecting the proposed transactions, the audit committee will take into account all of the relevant facts and circumstances available.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
Our audit committee has reviewed and discussed with our management and Grant Thornton our audited consolidated financial statements for the fiscal year ended December 31, 2021. Our audit committee has also discussed with Grant Thornton the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC.
Our audit committee has received and reviewed the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our audit committee concerning independence, and has discussed with Grant Thornton its independence from us.
Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Submitted by the Audit Committee
Eli Aheto, Chair
John Tough
Vincent Cubbage

ADDITIONAL INFORMATION
We will mail, without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Volta Inc.
155 De Haro Street
San Francisco, CA 94103
Attn: Corporate Secretary
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is also available at investors.voltacharging.com under “SEC Filings” in the “Financials” section of our website.
AVAILABILITY OF MATERIALS
Our Annual Report, including the financial statements and financial statement schedules, has been filed with the SEC and provides additional information about us, which is incorporated by reference herein. Our proxy statement for the Annual Meeting and, in compliance with securities rules, our Annual Report were mailed on June 13, 2022. In accordance with the rules of the SEC, we are advising our stockholders of the availability on the internet of our proxy materials related to the Annual Meeting. Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website. The proxy materials are available to our stockholders at www.proxyvote.com.
OTHER MATTERS
Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the proxy statement or the Notice. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
By Order of the Board of Directors,
Vincent Cubbage and Katherine Savitt
Interim Chief Executive Officer and Chairperson of the Board
San Francisco, California
June 13, 2022

ANNEX A
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
VOLTA INC.
Volta Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:
A. The name of this corporation is Volta Inc. Its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 26, 2021.
B. This Amended and Restated Certificate of Incorporation (this “Restated Certificate of Incorporation”) was duly adopted by the Board of Directors of this corporation and by the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.
C. The text of the Amended and Restated Certificate of Incorporation of this corporation is hereby amended and restated in its entirety to read as follows:
ARTICLE I
The name of this corporation is Volta Inc. (the “Corporation”).
ARTICLE II
The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE III
The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).
ARTICLE IV
The name of the incorporator is Vincent T. Cubbage and his mailing address is 6363 College Boulevard, Overland Park, KS 66211.
ARTICLE V
Section 1. Total Authorized
1.1 The total number of shares of all classes of stock that the Corporation has authority to issue is 410,000,000 shares, consisting of two (2) classes: 400,000,000 shares of Class A Common Stock, $0.0001 par value per share (“Common Stock”) and 10,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).
1.2 The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of the Common Stock voting separately as a class shall be required therefor.
Section 2. Preferred Stock
2.1 The Corporation’s Board of Directors (the “Board”) is authorized, subject to any limitations prescribed by the law of the State of Delaware, by resolution or resolutions adopted from time to time, to provide for the issuance of shares of Preferred Stock in one (1) or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware (the “Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock or any series thereof, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation designating a series of Preferred Stock.
2.2 Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article V, (i) any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and (ii) any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock or any future class or series of Preferred Stock or Common Stock.
Section 3. Rights of Class A Common Stock. Except as otherwise expressly provided by this Certificate of Incorporation or as provided by law, the holders of shares of Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation (as amended and/or restated from time to time, the “Bylaws”) and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law; provided, however, that, except as otherwise required by law, holders of shares of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one (1) or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one (1) or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock). Except as otherwise expressly provided herein or required by applicable law, each holder of Common Stock shall have the right to one (1) vote per share of Common Stock held of record by such holder.
ARTICLE VI
Section 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
Section 2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of directors constituting the Whole Board (as defined below) shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.
Section 3. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the directors shall be divided, with respect to the time for which they severally hold office, into three (3) classes designated as Class I, Class II and Class III, respectively (the “Classified Board”). The Board is authorized to assign members of the Board already in office to such classes of the Classified Board, which assignments shall become effective at the same time the Classified Board becomes effective. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board, with the number of directors in each class to be divided as nearly equal as reasonably possible. The initial term of office of the Class I directors shall expire at the Corporation’s first annual meeting of stockholders following August 26, 2021, the initial term of office of the Class II directors shall expire at the Corporation’s second annual meeting of stockholders following August 26, 2021 and the initial term of office of the Class III directors shall expire at the Corporation’s third annual meeting of stockholders following August 26, 2021. At each annual meeting of stockholders following August 26, 2021, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. In the event of any increase or decrease in the authorized number of directors (a) each director then serving as such shall nevertheless continue as a director of the class of which the director is a member and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the three (3) classes of directors so as to ensure that no one class has more than one (1) director more than any other class.
Section 4. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the Bylaws. Subject to the special rights of the holders of any series of Preferred Stock, no director may be removed from the Board except for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which the director is a member and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the classes of directors so as to ensure that no one class has more than one (1) director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board. No decrease in the authorized number of directors constituting the Board shall shorten the term of any incumbent director.
Section 5. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been assigned expires or until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.
Section 6. Election of directors need not be by written ballot unless the Bylaws shall so provide.
ARTICLE VII
Section 1. To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.
Section 2. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.
ARTICLE VIII
The Board shall have the power to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation (including any Preferred Stock issued pursuant to any Certificate of Designation), the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws; provided, further, that if two-thirds (2/3) of the Whole Board has approved such adoption, amendment or repeal of any provisions of the Bylaws, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws.
ARTICLE IX
Section 1. Subject to the rights of any series of Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
Section 2. Special meetings of stockholders of the Corporation may be called only by the Chairperson of the Board, the Chief Executive Officer, the Lead Independent Director (as defined in the Bylaws) or the Board acting pursuant to a resolution adopted by a majority of the Whole Board, and may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.
Section 3. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws.
ARTICLE X
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation or any stockholder to the Corporation or the Corporation’s stockholders; (iii) any action or proceeding asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation or any stockholder in such stockholder’s capacity as such arising out of or pursuant to any provision of the General Corporation Law, this Certificate or the Bylaws of the Corporation (as each may be amended from time to time); (iv) any action or proceeding to interpret, apply, enforce or determine the validity of this Certificate or the Bylaws of the Corporation (including any right, obligation or remedy thereunder); (v) any action or proceeding as to which the General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This Article X shall not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.
Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Any person or entity holding, owning or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XI.
ARTICLE XI
If any provision of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of this Certificate of Incorporation (including without limitation, all portions of any section of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall remain in full force and effect.
ARTICLE XII
Section 1. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Certificate of Incorporation (including any Certificate of Designation), and subject to Sections 1 and 2.1 of Article V, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal or adopt any provision inconsistent with Sections 1.2 and 2 of Article V, or Article VI, Article VII, Article VIII, Article IX, Article X, Article XI, or this Section 1 of this Article XII (the “Specified Provisions”); provided, further, that if two-thirds (2/3) of the Whole Board has approved such amendment or repeal of, or any provision inconsistent with, the Specified Provisions, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, the Specified Provisions.
Section 2. Notwithstanding any other provision of this Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Certificate of Incorporation (including any Certificate of Designation), the affirmative vote of the holders of Common Stock representing at least seventy-five percent (75%) of the voting power of the then-outstanding shares of Common Stock, voting separately as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, Sections 1.2, 2.2, 3 of Article V or this Section 2 of this Article XII.
* * *
IN WITNESS WHEREOF, Volta Inc. has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer on this ____ day of      , 2022.
/s/

volta

VOLTA INC.
155 DE HARO ST.
SAN FRANCISCO, CA 94103

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VLTA2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D87898-P77002

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VOLTA INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. John C. Tough	☐	☐	☐
1b. Martin Lauber	☐	☐	☐

	For	**Against**	**Abstain**
2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm.	☐	☐	☐
3. Approve an amendment and restatement of the Company's certificate of incorporation to remove references to the Company's former Class B common stock.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D87899-P77002

VOLTA INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
July 12, 2022

The stockholder(s) hereby appoint(s) Brandt Hastings and Francois Chadwick, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of Volta Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/VLTA2022 at 9:00 am, Pacific Time on Tuesday, July 12, 2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE